EXHIBIT 10.5

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

NEIL VANLEEUWEN AND RODNEY
OMANOFF, INDIVIDUALLY AND ON BEHALF
OF ALL OTHERS SIMILARLY SITUATED,

Plaintiffs,

vs.

KEYUAN PETROCHEMICALS, INC.

CHUNFENG TAO, AICHUN LI a/k/a AICHUN

ANGELA LI, ANGELA LI and ANGELA

AICHUN LI, WEIFENG XUE, and DELIGHT

REWARD LIMITED,

Defendants.

CASE No.: 1:13-cv-06057 (PAC)

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement (the “Stipulation”) dated April 27, 2015 is submitted to the Court pursuant to Rule 23 of the Federal Rules of Civil Procedure. Subject to the approval of the Court, this Stipulation is entered into among Lead Plaintiffs Neil Vanleeuwen and Rodney Omanoff (collectively, the “Lead Plaintiffs”), on behalf of themselves and the members of the settlement class, and Keyuan Petrochemicals, Inc. (“Keyuan”), Chunfeng Tao (“Tao”), and Aichun Li (“Li”) (collectively the “Settling Defendants”), by and through their respective counsel.

1. WHEREAS, a class action complaint styled Peter Cheung, et al. v. Keyuan Petrochemicals, Inc., et al., Case No. 2:11-cv-09495-PSG-JCG, alleging violations of federal securities laws against Defendants was filed in the United States District Court for the Central District of California and assigned to Judge Philip S. Gutierrez;

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2. WHEREAS, by Order dated March 28, 2012, Judge Gutierrez appointed Neil Vanleeuwen as Lead Plaintiff on behalf of open market purchasers of Keyuan common stock;

3. WHEREAS, by Order dated August 13, 2013, Judge Gutierrez appointed Rodney Omanoff as Lead Plaintiff for purchasers of Keyuan securities pursuant to the confidential offering memorandum dated March 22, 2010, consisting of purchasers in the first tranche that closed on April 22, 2010, and the second tranche that closed on May 18, 2010;

4. WHEREAS, on May 20, 2013, Lead Plaintiffs filed the operative Third Amended Complaint (“TAC”) against Keyuan, Tao, Li, Wiefeng Xue, and Delight Reward Limited.

5. WHEREAS, on August 28, 2013, the action was transferred to the United States District Court for the Southern District of New York, where it was given the new case number 1:13-cv-06057 (PAC) and assigned to Judge Paul A. Crotty;

6. WHEREAS, on February 19, 2014, Lead Plaintiffs’ Counsel and counsel for Defendants participated in a full-day mediation conference with the Honorable Edward A. Infante (Ret.). At and following the mediation, the participants engaged in extensive arm’s-length negotiations with each other, such negotiations bearing fruit in this Stipulation;

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7. WHEREAS, in recognition of the attendant risks and costs of continued litigation and the benefits of resolving this litigation, the parties hereto desire to settle and resolve any and all actual and/or potential claims by, between, or among “Plaintiffs” (as defined below), on the one hand, and “Defendants” (as defined below), on the other hand, arising out of or relating to the subject matter of this action as alleged in the “Litigation” (as defined below). Defendants deny any wrongdoing whatsoever, and this Stipulation shall in no event be construed as, or be deemed to be evidence of, an admission or concession on the part of any the Defendants with respect to any actual or potential claim, liability, wrongdoing, loss or damage whatsoever, or any infirmity in the defenses that Defendants have asserted, and by entering into this Stipulation and Settlement the Defendants do not intend to waive, and are not waiving, any defenses available to them. This Stipulation also shall not be construed as or be deemed to be a concession by the Lead Plaintiffs of any infirmity in the claims asserted in the Litigation. The parties to this Stipulation (the “Settling Parties”) wish to settle and compromise any dispute between them regarding the Litigation and its subject matter, including but not limited to whether the Litigation was filed by Lead Plaintiffs and defended by Defendants in good faith and with adequate basis in fact under Rule 11 of the Federal Rules of Civil Procedure. The Settling Parties agree that the Litigation is being voluntarily settled after advice of counsel and that the terms of the Settlement are fair, adequate, and reasonable;

8. WHEREAS, Lead Plaintiffs’ Counsel has conducted an investigation relating to the claims and the underlying events and transactions alleged in the Litigation. Lead Plaintiffs’ Counsel has analyzed the facts and the applicable law with respect to the claims of the Lead Plaintiffs against Defendants and the potential defenses thereto, which in the Lead Plaintiffs’ judgment has provided an adequate and satisfactory basis for the evaluation of an agreement to settle, as described herein;

9. WHEREAS, based upon the investigation and analysis conducted by Lead Plaintiffs’ Counsel, Lead Plaintiffs’ Counsel has concluded that the terms and conditions of this Stipulation are fair, reasonable, and adequate to Plaintiffs, and in their best interests, and Lead Plaintiffs have agreed to settle the claims asserted in the Litigation pursuant to the terms and conditions of this Stipulation, after considering: (a) the substantial benefits that Plaintiffs will receive from settlement of the Litigation; (b) the attendant risks of continued litigation; and (c) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation;

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10. WHEREAS, Lead Plaintiffs filed an action in the United States District Court for the District of New Jersey on behalf of themselves and the Settlement Class Members (as defined below) against Keyuan’s former auditors, Patrizio & Zhao LLC, P&K CPAs LLC, Xinggeng (John) Zhao, and John G. Patrizio (the “Auditor Defendants”), alleging violations of the federal securities laws encompassing the alleged transactions, statements and omissions that are the basis for the claims in this Litigation. That action is styled as Omanoff, et al. v. Patrizio & Zhao LLC, et al., No. 14-CV-00723-FSH-JBC (the “Auditor Case”).

11. WHEREAS, this Stipulation and Settlement is not intended to and does not release Patrizio & Zhao LLC, P&K CPAs LLC, Xinggeng (John) Zhao, and John G. Patrizio from the claims asserted against them by Lead Plaintiffs in the Auditor Case.

12. WHEREAS, a shareholder derivative action styled as Kretowicz c. Tao, et al., No. 1:14-cv-00918 (PAC) has been filed in the U.S. District Court for the Southern District of New York (the “Derivative Case”).

13. WHEREAS, this Stipulation and Settlement is not intended to and does not release the claims asserted by the shareholder plaintiff in the Derivative Case.

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14. NOW THEREFORE, without any admission or concession on the part of the Lead Plaintiffs of any lack of merit in the Litigation whatsoever, and without any admission or concession on the part of any of the Defendants of any liability, wrongdoing, or lack of merit in the defenses asserted in the Litigation whatsoever,

IT IS HEREBY STIPULATED AND AGREED, by and among the parties to this Stipulation, through their respective counsel, subject to approval of the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, in consideration of the benefits flowing from the Settlement, that any and all claims made, or that could have been made, including all Settled Claims (as defined below), by Lead Plaintiffs and the Settlement Class Members against the Released Parties (as defined below) shall be compromised, settled, released, and dismissed with prejudice as provided in this Stipulation and Agreement of Settlement, without costs as to Plaintiffs or Defendants, upon and subject to the following terms and conditions:

A. CERTAIN DEFINITIONS

As used in this Stipulation, the following terms have the meanings specified below:

1. “Attorneys’ Fees and Expenses” means the portion of the Gross Settlement Fund approved by the Court for payment to Lead Plaintiffs’ Counsel, including attorneys’ fees, costs, litigation expenses, and fees and expenses of experts (excluding Notice and Administration Expenses).

2. “Authorized Claimant” means any “Claimant” (as defined below) whose claim for recovery under the Settlement has been allowed pursuant to the terms of the Stipulation or by order of the Court.

3. “Award to Lead Plaintiffs” means any award by the Court to Lead Plaintiffs of reasonable costs and expenses (including lost wages) directly relating to the representation of the Settlement Class pursuant to 15 U.S.C. § 78u-4(a)(4).

4. “Claimant” means any Settlement Class Member who files a “Proof of Claim and Release” (as defined below) in such form and manner, and within such time, as set forth in this Stipulation, or as the Court shall prescribe.

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5. “Claims Administrator” means the accounting and claims administration firm appointed by the Court to administer the Settlement and disseminate notice to the Settlement Class.

6. “Court” means the United States District Court for the Southern District of New York.

7. “Discovery Materials” means all documents exchanged between Keyuan and Patrizio & Zhao LLC between January 1, 2009 through Keyuan’s termination of Patrizio & Zhao LLC on January 17, 2011.

8. “Defendants” means Keyuan Petrochemicals, Inc., Chunfeng Tao, Aichun Li, Weifeng Xue, and Delight Reward Limited.

9. “Effective Date” means the date on which all of the conditions set forth below in paragraph K.1. shall have been satisfied and the Court’s Order and Final Judgment, substantially in the form of Exhibit B hereto, becomes “Final.” The Court’s Order and Final Judgment shall be deemed to be “Final” when either of the following has occurred: (a) if no appeal or review is sought by any person from the Order and Final Judgment, the day following the expiration of the time to appeal or petition from the Order and Final Judgment; or (b) if an appeal or review is sought from the Order and Final Judgment, the day after the Order and Final Judgment is affirmed or the appeal or review is dismissed or denied and the Order and Final Judgment is no longer subject to any further judicial review.

10. “Escrow Account” means the separate interest-bearing account to be established by the Escrow Agent to hold the Gross Settlement Fund pending the date the Order and Final Judgment becomes Final. The Escrow Account shall be managed by the Escrow Agent for the benefit of Lead Plaintiffs and the Settlement Class until the Effective Date of the Settlement.

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11. “Escrow Agent” means the Claims Administrator or its duly appointed agent(s). The Escrow Agent shall perform the duties assigned to it as set forth in this Stipulation and/or by order of the Court.

12. “Gross Settlement Fund” means the Settlement Amount plus all interest earned thereon.

13. “Lead Plaintiffs” means Neal Vanleeuwen and Rodney Omanoff.

14. “Lead Plaintiffs’ Counsel” means The Rosen Law Firm, P.A.

15. “Litigation” means the action styled Neil Vanleeuwen, et al. v. Keyuan Petrochemicals, Inc., et al., Case No. 1:13-cv-06057 (PAC) in the United States District Court for the Southern District of New York, formerly assigned Case No. 2:11-cv-09495-PSG-JCG in the United States District Court for the Central District of California, including all complaints, claims, causes of action, allegations, motions, and other papers filed therein.

16. “Net Settlement Fund” means the Gross Settlement Fund, less: (i) Attorneys’ Fees and Expenses; (ii) Notice and Administration Expenses; (iii) taxes and tax expenses; (iv) Award to Lead Plaintiffs; and (v) other fees and expenses authorized by the Court.

17. “Notice and Administration Account” means the portion of the Gross Settlement Fund maintained by Lead Plaintiffs’ Counsel for payment of authorized Notice and Administration Expenses. The Notice and Administration Account is not required to be in an account separate of the Escrow Account.

18. “Notice and Administration Expenses” means all reasonable expenses incurred (whether or not paid) in connection with the preparation, printing, mailing, and publication of the Notice to the Settlement Class of the proposed settlement, and all expenses of Settlement administration; provided, however, that none of these expenses shall be deemed to include Attorneys’ Fees and Expenses through the Effective Date. All such Notice and Administration Expenses shall be paid from the Gross Settlement Fund.

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19. “Order and Final Judgment” means the order and judgment to be entered by the Court, including a Bar Order as set forth herein, approving the Settlement and dismissing the Litigation as against Defendants with prejudice and without costs to any party, in substantially the form attached hereto as Exhibit B.

20. “Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, limited partnership, professional corporation, association, joint stock company, trust, estate, unincorporated association, government or any political subdivision or agency thereof, and any other type of legal or political entity, and their respective spouses, heirs, predecessors, successors, affiliates, trustees, beneficiaries, owners, partners, principals, administrators, executors, legal representatives, and assigns.

21. “Plaintiffs” means the Lead Plaintiffs and the Settlement Class Members.

22. “Plan of Allocation” means the plan for allocating the Net Settlement Fund (as set forth in the Notice of Pendency and Settlement of Class Action (the “Notice”), attached as Exhibit A-1 to the Order of Preliminary Approval of Settlement) to Authorized Claimants after payment of Notice and Administration Expenses, Taxes and Tax Expenses, and Attorneys’ Fees and Expenses. Any Plan of Allocation is not part of the Stipulation and the Released Parties shall have no responsibility or liability with respect thereto.

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23. “Released Parties” means Keyuan Petrochemicals, Inc., Chunfeng Tao, Aichun Li, Weifeng Xue and Delight Reward Limited, as well as their current, former, and future parents, subsidiaries, affiliates, partners, joint venturers, officers, directors, principals, shareholders, members, agents (acting in their capacity as agents), employees, attorneys, consultants, experts, accountants, auditors, spouses, immediate family members, estates, trusts, trustees, insurers (including, but not limited to, Navigators Insurance Company and its attorneys), reinsurers, advisors, associates, and all other individuals and entities in which a Defendant has or had a controlling interest or which are or were related to or affiliated with any Defendant, and all of their current, former, and future legal representatives, executors, administrators, trustees, beneficiaries, heirs, successors-in-interest, and/or assigns, EXCEPT THAT Patrizio & Zhao LLC, P&K CPAs LLC, Xinggeng (John) Zhao, and John G. Patrizio (the named defendants in the Auditor Case) are not Released Parties.

24. “Settled Claims” means any and all claims, debts, demands, liabilities, rights, obligations, disputes, controversies, injuries, harms, damages, losses, allegations, actions, and causes of action of every nature and description whatsoever (including, but not limited to, any claims for damages, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses, or liabilities whatsoever), at law or in equity, whether based on federal, state, local, statutory or common law, or any other law, rule, or regulation of any nation or other governmental entity or unit, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, suspected or unsuspected, whether class or individual in nature, including both known claims and “Unknown Claims” (as defined below), held or arising out of events occurring at any time from the beginning of time through and including the date of execution of this Stipulation: (i) that have been asserted or could have been asserted in the Litigation by the Lead Plaintiffs and/or the Settlement Class Members, or any of them, against any of the Released Parties, including, without limitation, all claims relating to the statements that Plaintiffs allege in the Litigation were false or misleading, and/or any of the alleged acts, omissions, representations, facts, events, matters, transactions, losses, harms, damages, and/or occurrences asserted in or relating to the Litigation, or otherwise alleged, asserted, or contended in the Litigation; and/or (ii) that arise out of, are connected with, or in any way relate to the holding, purchase, acquisition, sale or disposition of Keyuan securities by any of the Lead Plaintiffs and Settlement Class Members during the Settlement Class Period or pursuant to the confidential private offering memorandum dated March 22, 2010 (consisting of both the first tranche that closed on April 22, 2010 and the second tranche that closed on May 18, 2010). Settled Claims also include any and all claims arising out of, relating to, or in connection with the Settlement or resolution of the Litigation against the Released Parties (including Unknown Claims that arise out of, relate to, or are in connection with the Settlement or resolution of the Litigation against the Released Parties), except claims to enforce any of the terms of this Stipulation, or any order or judgment of the Court entered in relation to the Settlement. EXCEPT THAT the claims alleged by the shareholder plaintiff in the Derivative Case are not Settled Claims.

25. “Settled Defendants’ Claims” means all claims, demands, rights, remedies, liabilities, and causes of action of every nature and description whatsoever, whether based on federal, state, local, statutory, or common law, or any other law, rule, or regulation, including both known and Unknown Claims, that (i) have been or could have been asserted in the Litigation by Defendants, or any of them, or the successors and assigns of any of them, against any of the Lead Plaintiffs, Settlement Class Members, or any of their attorneys, and (ii) arise out of or relate in any way to the institution, prosecution, or Settlement of this Litigation or the Settled Claims, including but not limited to all claims for malicious prosecution or sanctions. “Settled Defendants’ Claims” does not include claims to enforce any of the terms of this Stipulation or any order or judgment of the Court entered in relation to the Settlement.

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26. “Settlement Class” and “Settlement Class Members” mean, for purposes of this Settlement, all Persons who purchased: (a) any Keyuan common stock during the period from August 16, 2010 through and including October 7, 2011, and/or (b) any Keyuan securities pursuant to the confidential private offering memorandum dated March 22, 2010, consisting of purchasers in the first tranche that closed on April 22, 2010 and the second tranche that closed on May 18, 2010, and who were allegedly damaged thereby. Excluded from the Settlement Class are Defendants, TriPoint Global Equities, LLC (“TriPoint”), the present and former officers and directors of Keyuan or TriPoint and any subsidiary thereof, members of their immediate families and their legal representatives, heirs, successors or assigns and any entity in which any Defendant or excluded person has or had a controlling interest. Also excluded from the Settlement Class are those persons who file valid and timely requests for exclusion in accordance with the Court’s Order of Preliminary Approval of Settlement (“Preliminary Approval Order”) concerning this Stipulation.

27. “Settlement Class Distribution Order” means the order entered by the Court, upon application of Lead Plaintiffs’ Counsel following the occurrence of the events identified in paragraph D.13. below, which authorizes the Claims Administrator to distribute the Net Settlement Fund to the Settlement Class.

28. “Settlement Class Period” means the period from August 16, 2010 through October 7, 2011, inclusive.

29. “Settlement” means the resolution of the Litigation in accordance with the terms and conditions of this Stipulation.

30. “Settlement Amount” means a fund in the amount of $2,650,000.00 (Two Million Six Hundred Fifty Thousand Dollars).

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31. “Settlement Hearing” means the final hearing to be held by the Court to determine: (1) whether the proposed Settlement should be approved as fair, reasonable, and adequate; (2) whether all Settled Claims should be dismissed with prejudice; (3) whether an order and judgment approving the Settlement and dismissing the Litigation with prejudice should be entered thereon; (4) whether the allocation of the Settlement Fund should be approved; and (5) whether the application for an award of Attorneys’ Fees and Expenses and/or an Award to Lead Plaintiffs should be approved.

32. “Unknown Claims” means (a) any and all Settled Claims that the Lead Plaintiffs or any Settlement Class Member does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Parties, which if known by him, her, or it, might have affected his, her, or its decision(s) with respect to the Settlement including, but not limited to, the decision to enter into the Stipulation and Settlement and/or the decisions not to object to or opt out of the Settlement, provided such claim arises out of or relates to the purchase or sale of Keyuan securities, and (b) any Defendants’ Claims that any Defendant does not know or expect to exist in his, her, or its favor, which if known by him, her, or it might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Settled Claims and Defendants’ Claims, the Settling Parties stipulate and agree that upon the Effective Date, the Settling Parties shall expressly waive, and each of the Settlement Class Members shall be deemed to have waived and by operation of the Order and Final Judgment shall have waived, any and all provisions, rights, and benefits conferred by any law, rule or regulation of any state or territory of the United States or of any other nation or other governmental unit or entity, or principle of common law, that is similar, comparable, or equivalent to California Civil Code § 1542, which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

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B. SETTLEMENT CONSIDERATION, RELEASES AND BAR ORDER

1. Consideration by Defendants.

a. In consideration of the dismissal of the Litigation with prejudice and of the release of the Settled Claims by the Lead Plaintiffs and the Settlement Class Members and the other undertakings of the Lead Plaintiff and the Settlement Class Members provided for herein, and subject to the terms of this Stipulation, Keyuan shall cause its insurer to pay the sum of $2,650,000.00 (Two Million Six Hundred Fifty Thousand Dollars) into the Escrow Account within fifteen (15) business days after the Court enters the Preliminary Approval Order. That payment shall constitute the Settlement Amount.

b. Within ten (10) business days after this Stipulation is filed with the Court, Keyuan shall produce the Discovery Materials in its possession to Lead Plaintiffs’ Counsel. The Discovery Materials can only be used by Lead Plaintiffs and/or Lead Plaintiffs’ Counsel in and for the purpose of prosecuting the Auditor Case, and Lead Plaintiffs and Lead Plaintiffs’ Counsel agree to otherwise maintain the confidentiality of the Discovery Materials. To the extent the Discovery Materials are used in the Auditor Case, Keyuan and Lead Plaintiffs’ Counsel will cooperate as reasonably necessary in order to authenticate the Discovery Materials and/or to establish the Discovery Materials as Keyuan’s business records, if necessary. In addition, before using or producing any of the Discovery Materials in the Auditor Case, Lead Plaintiffs and Lead Plaintiffs’ Counsel shall take all necessary and reasonable steps to ensure that the other parties to the Auditor Case shall be bound to protect the confidentiality of the Discovery Materials and shall request that any Discovery Materials to be filed with the court presiding over the Auditor Case be filed under seal.

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2. Release of Claims

a. The obligations incurred pursuant to this Stipulation shall be in full and final disposition of the Litigation and of all Settled Claims as against all Released Parties and any and all Defendants’ Claims as against the Lead Plaintiffs, the Settlement Class Members, and their attorneys.

b. Pursuant to the Order and Final Judgment, upon the Effective Date of this Settlement, the Lead Plaintiffs and the Settlement Class Members, and each of them, on behalf of themselves, and each of their current, past and future trusts, estates, beneficiaries, heirs, joint tenants, tenants in common, executors, administrators, trustees, predecessors, successors, partners, spouses, parents, subsidiaries, affiliates, attorneys, consultants, experts, brokers, creditors, insurers, agents, representatives, and assigns, and any Person that any of them represents, shall release and forever relinquish and discharge, and shall forever be enjoined from prosecuting, all of the Settled Claims and all claims arising out of, relating to, or in connection with the Settlement, the Litigation, and/or the resolution of the Litigation against the Released Parties, whether or not such Settlement Class Member executes and delivers the Proof of Claim and Release, except claims to enforce any of the terms of this Stipulation. Further, the Lead Plaintiffs and the Settlement Class Members, and each of them, on behalf of themselves and each of their current, past and future trusts, estates, beneficiaries, heirs, executors, administrators, trustees, predecessors, successors, partners, spouses, parents, subsidiaries, affiliates, attorneys, consultants, experts, brokers, creditors, insurers, agents, representatives, and assigns, expressly covenant not to assert any claim or action against any of the Released Parties that: (i) arises out of or relates to the purchase, acquisition, holding, disposition, or sale of Keyuan securities, or (ii) that could have been alleged, asserted, or contended in any forum by the Lead Plaintiffs, the Settlement Class Members, or any of them, against any of the Released Parties, arising out of or relating to the purchase, acquisition, holding, disposition, or sale of Keyuan securities, and shall forever be enjoined from commencing, instituting, and/or prosecuting any such claim.

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c. Pursuant to the Order and Final Judgment, upon the Effective Date of this Settlement, Defendants shall release and forever discharge each and every one of the Settled Defendants’ Claims, and shall forever be enjoined from prosecuting Defendants’ Claims as against any of the Lead Plaintiffs, Settlement Class Members, or their attorneys, including but not limited to claims for malicious prosecution or sanctions.

3. Settlement Discharge and Bar Order. At the time of or prior to the Settlement Hearing, the parties to this Stipulation shall submit for entry by the Court, if the Court approves the Settlement provided for herein, a Bar Order pursuant to Section 201(a)(7) of the Private Securities Litigation Reform Act of 1995, 15 U.S.C. § 78u-4(f)(7), providing for the maximum protection to which the Released Parties are entitled under the law with respect to the discharge and bar of all future claims for contribution and/or indemnity by other Persons, arising out of or in any way related to the Litigation, whether under federal, state or common law, or any other principle of law or equity. The Bar Order to be entered by the Court as part of the Order and Final Judgment shall be substantially in the following form:

a. All claims for contribution and indemnification, however denominated, based upon or arising under the federal securities laws, state law, foreign law or common law, in favor of any Person(s), including but not limited to the Auditor Defendants and any other present or future parties in the Auditor Case, against any of the Defendants and other Released Parties, with respect to, arising out of, or relating in any way to the claims, allegations, transactions, and/or events that are the subject of the Litigation, and/or based upon liability for, or arising out of or relating in any way to the Settled Claims, are extinguished, discharged, barred, satisfied and/or otherwise unenforceable.

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b. All Persons, including but not limited to the Auditor Defendants and any other present or future defendants in the Auditor Case, are hereby barred and permanently enjoined, to the fullest extent allowed by law, from asserting, instituting or prosecuting in any capacity, any claim, action or proceeding against any of the Defendants and other Released Parties for equitable, partial, comparative, or complete contribution, subrogation or indemnity, however denominated, based upon liability for, and/or arising out of or relating in any way to the Settled Claims, and the Court finds that all such claims are extinguished, discharged, satisfied and made unenforceable.

c. In accord with the principles of 15 U.S.C. § 78u-4(f)(7)(B), if there is a final verdict or judgment against any non-settling defendant in the Auditor Case, including but not limited to any of the Auditor Defendants, the verdict or judgment against such Person shall be reduced by the greater of: (a) an amount that corresponds to the percentage of responsibility of the Released Parties; or (b) the Settlement Amount.

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d. Notwithstanding the foregoing, nothing in the Stipulation or this Order and Final Judgment shall apply to, bar, release or otherwise affect any claim or right to indemnification by any present or former employee, officer or director of Keyuan, based on contractual indemnity, corporate by-laws, or Nevada law governing indemnification of employees, directors and officers (including a claimed right for advancement of fees and costs), or any claim by any present or former employee, officer or director of Keyuan for indemnity or contribution arising in or from any proceeding other than this Litigation, that the Person asserting such claim would otherwise be entitled to assert in the absence of the Stipulation and Settlement and the Court’s Order and Final Judgment. Nor shall any of the foregoing apply to, bar, release or otherwise affect any rights or claims by any of the Released Parties under any relevant insurance policies, including but not limited to Navigators Insurance Company policy number NY10DOL612772IV and all similar and/or related directors’ and officers’ insurance policies

C. ADMINISTRATION OF THE SETTLEMENT FUND

1. The Gross Settlement Fund, net of any Taxes (as defined below) on the income thereof and any Tax Expenses (as defined below), shall be used to pay: (i) the Notice and Administration Expenses as authorized by this Stipulation and order of the Court; (ii) Attorneys’ Fees and Expenses authorized by the Court; (iii) any Award to Lead Plaintiffs authorized by the Court; and (iv) other fees and expenses authorized by the Court. The balance of the Gross Settlement Fund remaining after the above payments shall be the Net Settlement Fund, which shall be distributed to the Authorized Claimants in accordance with this Stipulation.

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2. Any sums required to be held in escrow hereunder shall be held by the Escrow Agent for the benefit of the Lead Plaintiffs and the Settlement Class until the Effective Date. Until the date the Order and Final Judgment is entered, all payments made from the Settlement Fund, except Notice and Administration Expenses, shall require the signature of an authorized representative of the Escrow Agent. After the Order and Final Judgment is entered, payments made from the Settlement Fund shall require the signature of an authorized representative of the Escrow Agent. All funds held by the Escrow Agent shall be deemed to be in custodia legis and shall remain subject to the jurisdiction of the Court until such time as the funds shall be distributed or returned pursuant to this Stipulation and/or further order of the Court. Other than amounts disbursed for providing notice to the Settlement Class, customary administration costs, and Taxes and Tax Expenses, and the Attorneys Fee and Expenses (which shall be paid to Lead Plaintiffs’ Counsel within two business days after the Court executes an order awarding such fees and expenses), the Settlement Fund shall not be distributed until the Effective Date. The Escrow Agent shall not disburse the Gross Settlement Fund, or any portion thereof, except as provided in this Stipulation, or upon order of the Court.

3. The Escrow Agent may invest any funds in excess of $150,000 in an interest bearing account, and shall collect and reinvest all interest accrued thereon. Any funds held in escrow in an amount of less than $150,000 may be held in a bank account insured to the extent possible by the FDIC. Interest earned on the money deposited into the Escrow Account shall be part of the Gross Settlement Fund.

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4. The Notice and Administration Expenses shall be paid from the Gross Settlement Fund. In order to pay Notice and Administration Expenses, $100,000 from the Gross Settlement Fund shall be designated as the Notice and Administration Account upon the entry of the Preliminary Approval Order. Any monies from the Notice and Administration Fund that remain after administration shall be returned to the Net Settlement Fund. The Notice and appropriate Notice and Administration Account may be drawn upon by Lead Plaintiffs’ Counsel for reasonable and appropriate Notice and Administration Expenses without further Court approval. The Notice and Administration Account shall be administered solely by the Escrow Agent. Any taxes or other expenses incurred in connection with the Notice and Administration Account shall be paid from the Notice and Administration Account or from the remainder of the Gross Settlement Fund. The Released Parties shall not have any liability or obligation for payment of taxes or other expenses associated with the Notice and Administration Account. Notice and Administration Expenses in excess of $100,000 shall not be paid out of the Gross Settlement Fund until after the Effective Date and shall require the approval of the Court. In no event shall an amount more than the Settlement Amount be paid for Notice and Administration Expenses, and in no event shall the Released Parties be responsible to pay any amount for Notice and Administration Expenses.

5. Defendants shall have access to all records of the Escrow Account, and upon request made to the Escrow Agent, shall receive copies of all records of disbursements, deposits, and statements of accounts.

6. After the Effective Date, the Released Parties shall have no interest in the Gross Settlement Fund or in the Net Settlement Fund. The Released Parties shall not be liable at any time for the loss of any portion of the Settlement Fund, nor shall they have any liability, obligation, or responsibility for the investment or maintenance of the Gross Settlement Fund or for the payment of claims, taxes, legal fees, or any other expenses payable from the Gross Settlement Fund.

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D. ADMINISTRATION AND CALCULATION OF CLAIMS, FINAL AWARDS, AND DISTRIBUTION OF NET SETTLEMENT FUND

1. The Claims Administrator shall administer and calculate the claims that shall be allowed and oversee distribution of the Net Settlement Fund to the Settlement Class Members, under the supervision of Lead Plaintiffs’ Counsel, and subject to appeal to, and jurisdiction of, the Court. The Released Parties shall have no liability, obligation, or responsibility whatsoever for the administration of the Gross Settlement Fund or Net Settlement Fund, or for the distribution of the Net Settlement Fund.

2. Except as otherwise provided below, on and after the Effective Date, the Gross Settlement Fund shall be applied as follows:

a. To the extent not paid from the Notice and Administration Account, to pay following an order of the Court approving any such payment, the expenses incurred in connection with providing notice to Settlement Class Members, administering and distributing the Net Settlement Fund to Settlement Class Members, processing Proofs of Claim, processing requests for exclusion, escrow fees and costs, and any applicable taxes;

b. Subject to the approval and further order(s) of the Court, the Net Settlement Fund shall be allocated to Authorized Claimants as set forth in paragraph F. below.

c. After the Claims Administrator calculates the recognized losses of each Authorized Claimant, Lead Plaintiffs’ Counsel shall file a motion for distribution of the Settlement Fund with the Court listing each Authorized Claimant, the amount of each claim that Lead Plaintiffs’ Counsel believes should be allocated and distributed to each such Authorized Claimant, accounting for all Notice and Administration Expenses, and requesting Court approval to distribute the Settlement Fund to the Authorized Claimants and pay any further Notice and Administration expenses.

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3. Each Settlement Class Member wishing to participate in the Settlement shall be required to submit a Proof of Claim and Release (in substantially the form set forth in Exhibit A-3 hereto, which inter alia releases all Settled Claims against all Released Parties), signed under penalty of perjury by the beneficial owner(s) of the securities that are the subject of the Proof of Claim and Release, or by someone with documented authority to sign for the beneficial owner(s) and supported by such documents as specified in the instructions accompanying the Proof of Claim and Release.

4. All Proofs of Claim must be postmarked or received within the time prescribed in the Preliminary Approval Order unless otherwise ordered by the Court. Any Settlement Class Member who fails to submit a properly completed Proof of Claim within such period as shall be authorized by the Court shall be forever barred from receiving any payments pursuant to this Stipulation or from the Net Settlement Fund (unless Lead Plaintiffs’ Counsel in its discretion deems such late filing to be a formal or technical defect, or unless by Order of the Court a later submitted Proof of Claim by such Settlement Class Member is approved), but will in all other respects be subject to the provisions of this Stipulation and the Order and Final Judgment, including, without limitation, the certification of the Settlement Class, the release of the Settled Claims and dismissal with prejudice of the Litigation. Provided that it is received before the motion for the Settlement Class Distribution Order is filed, a Proof of Claim shall be deemed to have been submitted when posted if received with a postmark indicated on the envelope and if mailed by first-class mail and addressed in accordance with the instructions thereon. In all other cases, the Proof of Claim shall be deemed to have been submitted when actually received by the Claims Administrator.

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5. Each Proof of Claim shall be submitted to the Claims Administrator who shall determine, under the supervision of Lead Plaintiffs’ Counsel, in accordance with this Stipulation and any applicable orders of the Court, the extent, if any, to which each claim shall be allowed, subject to appeal to the Court. No later than seven (7) days prior to disbursement of the Net Settlement Fund, Lead Plaintiffs’ Counsel shall provide Defendants with a list of Proofs of Claim received by the Claims Administrator indicating which Proofs of Claim have been allowed by the Claims Administrator.

6. Following notice to Defendants’ counsel, Lead Plaintiffs’ Counsel shall have the right, but not the obligation, to waive what they deem to be formal or technical defects in any Proofs of Claim filed, where doing so is in the interest of achieving substantial justice.

7. Proofs of Claim that do not meet the filing requirements may be rejected. Prior to rejection of a Proof of Claim, the Claims Administrator shall communicate with the Claimant in order to remedy curable deficiencies in the Proof of Claim submitted. The Claims Administrator, under the supervision of Lead Plaintiffs’ Counsel, shall notify in a timely fashion and in writing, all Claimants whose Proofs of Claim they propose to reject in whole or in part, setting forth the reasons thereof, and shall indicate in such notice that the Claimant whose claims are to be rejected has the right to review by the Court if the Claimant so desires and complies with the requirement of paragraph D.8. below.

8. If any Claimant whose claim has been rejected in whole or in part desires to contest such rejection, the Claimant must, within twenty (20) days after the date of mailing of the notice required by paragraph D.7. above, serve upon the Claims Administrator a notice and statement of reasons indicating the Claimant’s ground for contesting the rejection along with any supporting documentation, and requesting a review thereof by the Court. If a dispute concerning a claim cannot be otherwise resolved, Lead Plaintiffs’ Counsel shall thereafter present the request for review to the Court.

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9. The administrative determination of the Claims Administrator accepting and rejecting claims shall be presented to the Court, on notice to Defendants’ counsel, for approval by the Court in the Settlement Class Distribution Order.

10. Each Claimant shall be deemed to have submitted to the jurisdiction of the Court with respect to the Claimant’s claim, and the claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to that Claimant’s status as a Settlement Class Member and the validity and amount of the Claimant’s claim. No discovery shall be allowed on the merits of the Litigation or Settlement in connection with processing of the Proofs of Claim.

11. Payment pursuant to this Stipulation or order of the Court shall be deemed final and conclusive against all Settlement Class Members. All Settlement Class Members who fail to submit claims or whose claims are not approved by the Court shall be barred from participating in distributions from the Net Settlement Fund, but are otherwise bound by all of the terms of the Order and Final Judgment to be entered in the Litigation and the releases and dismissal provided for herein, and will be barred from bringing any action against the Released Parties arising out of or relating to the Settled Claims.

12. All proceedings with respect to the administration, processing, and determination of claims described by this Stipulation and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of claims, shall be subject to the jurisdiction of the Court.

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13. The Net Settlement Fund shall be distributed to Authorized Claimants by the Claims Administrator upon application to the Court by Lead Plaintiffs’ Counsel for a Settlement Class Distribution Order only after all of the following having occurred: (i) the Effective Date; (ii) all claims have been processed, and all Claimants whose claims have been rejected or disallowed, in whole or in part, have been notified and provided the opportunity to be heard concerning such rejection or disallowance; (iii) all objections with respect to all rejected or disallowed claims have been resolved by the Court, and all appeals therefrom have been resolved or the time therefor has expired; (iv) all matters with respect to Attorneys’ Fees and Expenses, costs, and disbursements have been resolved by the Court, and all appeals therefrom have been resolved or the time therefor has expired; and (v) all costs of administration (including, but not limited to, all Taxes and Tax Expenses) have been paid.

14. If any funds remain in the Net Settlement Fund by reason of uncashed checks or otherwise, then, after the Claims Administrator has made reasonable and diligent efforts to have Settlement Class Members who are entitled to participate in the distribution of the Net Settlement Fund cash their distribution checks, any balance remaining in the Net Settlement Fund one (1) year after the initial distribution of such funds shall be re-distributed, after payment of any unpaid costs or fees incurred in administering the Net Settlement Fund for such redistribution, to Settlement Class Members who have cashed their checks and who would receive at least $10.00 from such re-distribution. If any funds shall remain in the Net Settlement Fund six months after such re-distribution, then such balance shall be contributed to a non-sectarian non-profit organization or charity selected by Lead Plaintiffs’ Counsel and approved by the Court.

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15. Before the Effective Date, Lead Plaintiffs’ Counsel shall file with the Court a declaration under penalty of perjury describing how notice of the Settlement was given to the Settlement Class and listing the names and addresses of all persons to whom individual notice of the Settlement was mailed.

E. TAX TREATMENT

1. The Parties agree to treat the Gross Settlement Fund as being at all times a qualified settlement fund within the meaning of Treasury Regulation § 1.468B-1 and Section 468B of the Internal Revenue Code, as amended, for the taxable years of the Gross Settlement Fund, beginning with the date it is created. In addition, the Escrow Agent and, as required, the Settling Parties, shall jointly and timely make such elections as are necessary or advisable to carry out the provisions of this paragraph, including the “relation-back election” (as defined in Treas. Reg. § 1.468B-1(j)(2)) back to the earliest permitted date. Such elections shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of Lead Plaintiffs’ Counsel to timely and properly prepare and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.

2. For purposes of Section 468B of the Internal Revenue Code, as amended, and the regulations promulgated thereunder, the “administrator” shall be Lead Plaintiffs’ Counsel. Lead Plaintiffs’ Counsel shall timely and properly file all tax returns necessary or advisable with respect to the Gross Settlement Fund, and make all required tax payments, including deposits of estimated tax payments in accordance with Treas. Reg. § 1.468B-2(k). Such returns (as well as the election described in paragraph E.1. hereof) shall be consistent with this paragraph and reflect that all taxes (including any interest or penalties) on the income earned by the Gross Settlement Fund shall be paid out of the Gross Settlement Fund as provided in paragraph E.3. hereof.

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3. All (i) taxes (including any interest or penalties) arising with respect to the income earned by the Gross Settlement Fund, including any taxes or tax detriments that may be imposed upon Defendants with respect to any income earned by the Gross Settlement Fund for any period during which the Gross Settlement Fund does not qualify as a qualified settlement fund for Federal or state income tax purposes (“Taxes”); and (ii) expenses and costs incurred in connection with the operation and implementation of this paragraph (including, without limitation, expenses of tax attorneys and/or accountants, and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this paragraph) (“Tax Expenses”), shall be paid out of the Gross Settlement Fund. In all events, the Released Parties shall have no liability for Taxes and/or the Tax Expenses, and Lead Plaintiffs and Lead Plaintiffs’ Counsel agree to indemnify and hold the Released Parties harmless for Taxes and Tax Expenses. Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement and shall be timely paid by the Escrow Agent out of the Gross Settlement Fund without prior order from the Court. The Escrow Agent shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to the Settlement Class Members any funds necessary to pay such Taxes and Tax Expenses, including the establishment of adequate reserves for any Taxes and Tax Expenses (as well as any amounts that may be required to be withheld under Treas. Reg. § 1468B-2(l)(2)). The Released Parties shall have no responsibility or liability therefor. The Settling Parties hereto agree to cooperate with the Escrow Agent, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this paragraph.

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F. ALLOCATION OF NET SETTLEMENT FUND

1. The proposed Plan of Allocation is based solely upon Lead Plaintiffs’ Counsel’s assessment of the merits and the relative strengths and weaknesses, including recoverable damages, of the claims of the Settlement Class Members.

2. Defendants have had no role in formulating the proposed Plan of Allocation and do not and shall not take any position as to the proposed Plan of Allocation.

3. The Released Parties shall have no responsibility for and no obligations or liabilities of any kind whatsoever in connection with the determination, administration, calculation, or payment of claims to Settlement Class Members.

4. Defendants shall have no involvement in the solicitation of, or review of Proofs of Claim, or involvement in the administration process itself, which shall be conducted by the Claims Administrator in accordance with this Stipulation, the Order and Final Judgment, and any other applicable order to be entered by the Court. No Claimant or Authorized Claimant shall have any claim against the Released Parties or their counsel based on, or in any way relating to, the determination, administration, calculation, or payment of claims to Settlement Class Members and/or any distributions from either the Gross Settlement Fund or the Net Settlement Fund.

5. No Authorized Claimant shall have any claim against Lead Plaintiffs’ Counsel or the Claims Administrator based on, or in any way relating to, the distributions from the Net Settlement Fund that have been made substantially in accordance with this Stipulation and any applicable orders of the Court.

6. The proposed Plan of Allocation is not a necessary term of this Stipulation and it is not a condition of the Stipulation that the proposed Plan of Allocation be approved by the Court. Any change in the allocation of the Net Settlement Fund ordered by the Court shall not affect the validity or finality of this Settlement.

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G. OBLIGATIONS OF AND LIMITATIONS OF LIABILITY OF ESCROW AGENT

1. The Escrow Agent shall not be responsible for the payment of any sums due to Authorized Claimants or other Persons, except to the extent of maintaining account of and properly paying sums as required by this Stipulation to the limited extent that such sums have been delivered into the Escrow Account or Notice and Administration Account as required by this Stipulation. The Escrow Agent shall be liable only for acts of gross negligence or willful misconduct.

H. LEAD PLAINTIFFS’ COUNSEL’S REQUEST FOR AN AWARD OF ATTORNEYS’ FEES AND EXPENSES

1. Lead Plaintiffs’ Counsel intends to submit an application to the Court, on notice to counsel for Defendants, for the payment of Attorneys’ Fees and Expenses, including: (i) an award of attorneys’ fees up to one-third of the Settlement Amount; (ii) reimbursement of litigation costs and expenses, plus interest, including fees and expenses of experts, incurred in connection with the prosecution of the Litigation; and (iii) an Award to Lead Plaintiffs (for reimbursement of time and expenses).

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2. Any Attorneys’ Fees and Expenses and Award to Lead Plaintiffs awarded by the Court shall be paid from the Gross Settlement Fund within two business days after the Court enters an order awarding such fees and expenses. Lead Plaintiffs’ Counsel may thereafter allocate the attorneys’ fees among other Plaintiffs’ counsel in a manner in which Lead Plaintiffs’ Counsel in good faith believe reflects the contributions of such counsel to the initiation, prosecution, and resolution of the Litigation. If, and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the Attorneys’ Fees and Expenses award is overturned or lowered, or if the settlement is terminated or is not approved by the Court, or if there is an appeal and any order approving the settlement does not become final and binding upon the Settlement Class, then, within five (5) business days from receiving notice from Keyuan’s counsel or from a court of appropriate jurisdiction, Lead Plaintiffs’ Counsel shall refund to the Settlement Fund such fees and expenses previously paid to them from the Settlement Fund plus interest thereon at the same rate as earned on the Settlement Fund in an amount consistent with such reversal or modification. Each such Plaintiffs’ counsel’s law firm receiving fees and expenses, as a condition of receiving such fees and expenses, on behalf of itself and each partner and/or shareholder of it, agrees that the law firm and its partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this paragraph.

3. Lead Plaintiffs’ Counsel waives the right to make an additional application or applications for payment from the Gross Settlement Fund for fees and expenses incurred after the Settlement Hearing, provided that the original application was approved by the Court. The other Settling Parties shall take no position on any application concerning Lead Plaintiffs’ Counsel’s request or award of attorneys’ fees and reimbursement of expenses, or Award to Lead Plaintiffs.

4. It is agreed that the procedure for and the allowance or disallowance by the Court of any applications by Lead Plaintiffs’ Counsel for Attorneys’ Fees and Expenses, including fees for experts and consultants to be paid out of the Gross Settlement Fund, are not part of the Settlement set forth in the Stipulation, and are to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness and adequacy of the Settlement, and any order or proceeding relating thereto, or reversal or modification thereof, shall not operate to terminate or cancel this Stipulation or affect its finality, and shall have no effect on the terms of this Stipulation or on the enforceability of this Settlement.

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5. The Released Parties and their counsel have no responsibility for, and no liability whatsoever with respect to, any payment to Plaintiffs’ counsel from the Settlement Fund. The Released Parties and their counsel shall have no responsibility for, and no liability whatsoever with respect to the allocation among Plaintiffs’ counsel, and/or any other Person who may assert some claim to, any Attorneys’ Fees and Expenses award that the Court may make in the Litigation.

I. THE PRELIMINARY APPROVAL ORDER

1. Promptly after execution of this Stipulation, Lead Plaintiffs shall submit the Stipulation together with its exhibits to the Court and shall apply for entry of a Preliminary Approval Order in connection with settlement proceedings substantially in the form annexed hereto as Exhibit A, providing for, among other things, preliminary approval of the Settlement and notice to the Settlement Class of the Settlement Hearing. The Preliminary Approval Order (Exhibit A hereto) to be submitted to the Court shall contain exhibits substantially in the form set forth in: (i) the Notice of Pendency and Settlement of Class Action (the “Notice”) (Exhibit A-1 to the Preliminary Approval Order); (ii) the Summary Notice of Pendency and Settlement of Class Action (“Summary Notice”) (Exhibit A-2 to the Preliminary Approval Order); and (iii) the Proof of Claim and Release (Exhibit A-3 to the Preliminary Approval Order).

2. The Released Parties are not liable or responsible for the method of providing or delivering, or representations made in, the Notice and the Summary Notice.

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J. ORDER AND FINAL JUDGMENT TO BE ENTERED BY THE COURT APPROVING THE SETTLEMENT

1. Defendants and Lead Plaintiffs shall seek to have the Court enter an Order and Final Judgment substantially in the form of Exhibit B hereto, including the Bar Order as set forth above in Section B.3 hereof.

K. CONDITIONS OF SETTLEMENT

1. The Effective Date of the Settlement shall be conditioned upon the occurrence of ALL of the following events:

a. The Court shall enter the Preliminary Approval Order in all material respects, as required by paragraph I. above;

b. No party shall have exercised within the required time period any right to terminate the Settlement as permitted by paragraph L. below;

c. The Court shall enter the Order and Final Judgment in all material respects, as required by paragraph J. above;

d. The Court’s Order and Final Judgment, substantially in the form of Exhibit B, shall have become “Final,” as defined in paragraph A.9.;

e. The sum of $2,650,000 (Two Million Six Hundred Fifty Thousand Dollars) shall have been paid, as set forth in paragraph B.1. above; and,

f. Keyuan shall have produced the Discovery Materials to Lead Plaintiffs’ Counsel.

2. Upon occurrence of ALL of the events referenced in paragraph K.1. above, Lead Plaintiffs shall have, and each and all of the members of the Settlement Class shall hereby be deemed to have, and by operation of the Order and Final Judgment shall have, fully, finally, and forever, released, settled, and discharged, in accordance with the terms of paragraph B. above, the Released Parties from and with respect to the Settled Claims, whether or not such members of the Settlement Class execute and deliver a Proof of Claim.

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L. RIGHTS OF TERMINATION AND EFFECTS THEREOF

1. The Settling Defendants and Lead Plaintiffs shall each have the right to terminate the Settlement and this Stipulation by providing written notice of their election to do so (“Termination Notice”) to all other counsel of the Settling Parties within twenty (20) days after the date on which any of the following occurs:

a. the Court declines to grant preliminary approval of the Settlement and/or declines to enter the Preliminary Approval Order in any material respect;

b. the Court declines to approve this Stipulation or any material part of it;

c. the Court declines to enter the Order and Final Judgment in all material respects as required by paragraph J. above;

d. the Court declines to enter the Bar Order as set forth above in Section B.3 of this Stipulation;

e. the Order and Final Judgment is modified or reversed in any material respect by a Court of Appeals or the United States Supreme Court; or

f. in the event that the Court enters an order and final judgment in a form other than that provided above (an “Alternative Judgment”) and none of the Settling Parties elects to terminate this Settlement, the date that such Alternative Judgment is modified or reversed in any material respect by a Court of Appeals or the Supreme Court.

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2. If prior to the Settlement Hearing, (i) Persons who otherwise would be Settlement Class Members have filed with the Court valid and timely requests for exclusion (“Requests for Exclusion”) from the Settlement Class in accordance with the provisions of the Preliminary Approval Order and the notice given pursuant thereto, and such Persons in the aggregate purchased Keyuan securities during the Settlement Class Period in an amount greater than the amount specified in a separate Supplemental Agreement between the parties (the “Supplemental Agreement”), or (ii) any Person(s) who would otherwise be Settlement Class Members file one or more lawsuits alleging fraud in connection with the purchase of an aggregate amount of Keyuan securities that exceeds the amount of Keyuan securities specified in the Supplemental Agreement, then the Settling Defendants and Lead Plaintiffs each shall have the option to terminate this Stipulation and Settlement in strict accordance with the requirements and procedures set forth in the Supplemental Agreement (“Opt-out Termination Option”). The Supplemental Agreement shall not be filed with the Court unless and until a dispute among the parties concerning its interpretation or application arises. Copies of all Requests for Exclusion received, together with copies of all written revocations of Requests for Exclusion, shall be delivered to the Settling Defendants no later than twenty-one (21) days prior to the Settlement Hearing. The required procedure for and consequences of exercising an Opt-out Termination Option are as follows:

a. To exercise the Opt-out Termination Option, a Settling Defendant or Lead Plaintiff must serve written notice, signed by the party’s respective counsel, upon counsel for the other Settling Parties, not less than fourteen (14) days before the Settlement Hearing;

b. If a Settling Defendant or Lead Plaintiff exercises the Opt-out Termination Option as provided herein, this Stipulation shall be null and void, and the provisions of paragraph L. hereof shall apply.

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3. If the Settlement Amount payable pursuant to paragraph B.1. of this Stipulation is not paid, then the Lead Plaintiffs, in their sole discretion, may elect, at any time prior to the Court’s entering the Order and Final Judgment, to terminate the Settlement by providing written notice to the Settling Parties. Settling Defendants may not terminate the Settlement if the Settlement Amount is not paid.

4. Upon termination of the Stipulation pursuant to the terms of the Stipulation, the Escrow Agent shall refund the Gross Settlement Fund, less amounts already expended for notice to the Settlement Class pursuant to the terms of the Stipulation (the “Returned Settlement Amount”), to Defendants’ Insurer, Navigators Insurance Company, within ten (10) business days thereafter.

5. If this Stipulation is terminated pursuant to its terms, and at the request of any Settling Defendant or Lead Plaintiff, the Escrow Agent or his designee shall apply for any tax refund owed to the Gross Settlement Fund and pay the percentage of the proceeds of the tax refund, after deduction of any fees and expenses incurred in connection with such application(s) for refund, to Defendants’ Insurer, Navigators Insurance Company.

6. If this Stipulation is terminated pursuant to its terms, or fails to become Effective for any reason whatsoever, all of the Settling Parties shall be deemed to have reverted to their respective legal status prior to the execution of this Stipulation, and they shall proceed in all respects as if this Stipulation had not been executed and the related orders had not been entered, preserving in that event all of their respective claims and defenses in the Litigation, and shall revert to their respective positions in the Litigation, except that the provisions of paragraphs E.13., G, L.4-7., M.10-12., and M.14. shall survive termination.

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7. No order of the Court or modification or reversal of any order of the Court concerning the Plan of Allocation, or the amount of any Attorneys’ Fees and Expenses award, or the amount of any Award to Lead Plaintiffs, awarded by the Court shall constitute grounds for cancellation or termination of the Stipulation.

M. MISCELLANEOUS PROVISIONS

1. The Settling Parties: (a) acknowledge that it is their intent to consummate the Settlement contemplated by this Stipulation; (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of this Stipulation; and (c) agree to exercise their best efforts and to act in good faith to accomplish the foregoing terms and conditions of the Stipulation.

2. The Settling Parties acknowledge and warrant as follows:

a. By executing this Stipulation, each of the Settling Parties represents that they have carefully read and fully understand this Stipulation and its final and binding effect;

b. By executing this Stipulation, each of the Settling Parties represents that they have the right, legal capacity, power and authority to enter into this Stipulation and to perform their obligations hereunder, without the consent, approval, or authorization of any person, board, entity, tribunal, or other regulatory or governmental authority;

c. By executing this Stipulation, each of the Settling Parties represents that the execution and delivery of this Stipulation and the performance of each and every obligation in this Stipulation do not and will not result in a breach of or constitute a default under, or require any consent under, any duty, relationship, contract, agreement, covenant, promise, guarantee, obligation or instrument to which the executing Settling Party is a party or by which the executing Settling Party is bound or affected.

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d. By executing this Stipulation, each of the Settling Parties represents that there is no demand for monetary, non-monetary, or injunctive relief, or any civil, criminal, administrative, or arbitration proceeding for monetary, non-monetary, or injunctive relief known or suspected to exist against them that would affect this Stipulation or their ability to enter into, execute or perform each and every obligation in this Stipulation.

e. By executing this Stipulation, each of the Settling Parties represents that no representations or promises of any kind or character have been made by any other Settling Party, Released Party, or anyone else to induce the execution of this Stipulation except as expressly provided herein.

f. By executing this Stipulation, each of the Settling Parties represents that this Stipulation is fair and is executed voluntarily, with full knowledge of the consequences and implications of the obligations contained herein.

g. By executing this Stipulation, each of the Settling Parties represents that this Stipulation is not the result of any fraud, duress, or undue influence, and that they have not assigned, transferred, or conveyed or purported to assign, transfer, or convey, voluntarily, involuntarily or by operation of law, any or all of their respective rights and claims.

h. By executing this Stipulation, each of the Settling Parties represents that they have had the opportunity to be represented by counsel of their choice throughout the negotiations which preceded the execution of this Stipulation and in connection with the preparation and execution of this Stipulation.

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i. By executing this Stipulation, each of the Settling Parties represents that they have been afforded sufficient time and opportunity to review this Stipulation with advisors and counsel of their choice.

3. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.

4. No amendment or modification of this Stipulation shall be effective unless in writing and signed by the Settling Parties or their successors-in-interest.

5. This Stipulation, and the exhibits attached hereto, constitute the entire agreement among the Settling Parties, and no representations, warranties, or inducements have been made to any Settling Party concerning this Stipulation or its exhibits, other than the representations, warranties, and covenants contained and memorialized in such documents.

6. Except as otherwise provided herein, each Settling Party shall bear its own costs. Lead Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses, subject to Court approval, shall be paid only out of the Gross Settlement Fund, and the Released Parties shall have no obligation or liability whatsoever with respect to the amount or payment of said Attorneys’ Fees and Expenses.

7. Lead Plaintiffs’ Counsel, on behalf of the Settlement Class, is expressly authorized to take all appropriate action required or permitted to be taken by the Settlement Class pursuant to this Stipulation to effectuate its terms and is also expressly authorized to enter into any modifications or amendments to this Stipulation on behalf of the Settlement Class.

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8. The persons signing this Stipulation represent that they are authorized to do so on behalf of their respective clients.

9. This Stipulation may be executed in one or more original, photocopied, or facsimile counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. The Settling Parties shall exchange among themselves original signed counterparts of this Stipulation, and a complete set of executed counterparts of this Stipulation shall be filed with the Court.

10. This Stipulation shall be binding upon, and inure to the benefit of, the successors, assigns, executors, administrators, heirs, beneficiaries, trustees, and legal representatives of the Settling Parties. No assignment shall relieve any party hereto of any obligations hereunder.

11. All terms of this Stipulation and all exhibits hereto shall be governed and interpreted according to the laws of the State of New York without regard to its rules of conflicts of law, except to the extent that federal law requires that federal law governs, and in accordance with the laws of the United States.

12. The Lead Plaintiffs, on behalf of themselves and each member of the Settlement Class, and the other Settling Parties hereby irrevocably submit to the jurisdiction of the Court solely for the specific and limited purpose of resolving any suit, action, proceeding, or dispute arising out of or relating to this Stipulation, the applicability of this Stipulation, or the enforcement of this Stipulation. The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of Attorneys’ Fees and Expenses to Lead Plaintiffs’ Counsel, Awards to Lead Plaintiffs, and enforcing the terms of this Stipulation. By entering into this Stipulation and Settlement, the Settling Parties are not, and may not be deemed to be, submitting generally to the jurisdiction of the Court or to the State of New York or for any purpose other than as specifically set forth in this paragraph.

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13. None of the Settling Parties shall be considered to be the drafter of this Stipulation or any provision hereof for purposes of any statute, case law, or rule of interpretation or construction that would or might cause any provision to be construed against the drafter hereof. Because of the arm’s-length negotiations that preceded the execution of this Stipulation, all Settling Parties have contributed substantially and materially to the preparation of this Stipulation.

14. This Stipulation and Settlement, whether or not consummated, and any negotiations, proceedings, agreements and orders relating to the Stipulation or the Settlement, and any matters arising in connection with such settlement negotiations, proceedings and agreements:

a. shall not be described as, construed as, offered or received against any Defendant or any of the Released Parties as evidence of and/or construed as or deemed to be evidence of any presumption, concession or admission by any of them of the truth of any fact alleged by Plaintiffs in the Litigation, of the validity of any claim that was or could have been asserted in the Litigation, or of the deficiency of any defense that was or could have been asserted in the Litigation or in any other litigation, or of any liability, loss, damage, negligence, fault or wrongdoing whatsoever;

b. shall not be described as, construed as, offered or received against any Defendant or any of the Released Parties as evidence of and/or construed as or deemed to be evidence of any presumption, concession or admission by any of them that the consideration to be provided hereunder, or the proposed Plan of Allocation, represents the amount that could be or would have been awarded to Lead Plaintiffs or the Settlement Class Members after trial.

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15. The Settling Parties intend the Settlement to be a final and complete resolution of all claims and disputes asserted or that could be asserted by the Settlement Class Members against the Released Parties with respect to the Settled Claims. Accordingly, unless the Court’s Order and Final Judgment approving the Settlement does not become Final, the Settling Parties agree not to assert in any forum that the Litigation was brought by Lead Plaintiffs or defended by Defendants in bad faith or without a reasonable basis. Additionally, the Settling Parties shall not assert any claims of any violation of Rule 11 of the Federal Rules of Civil Procedure relating to the prosecution, defense, or settlement of the Litigation. The Settling Parties agree that the amount to be paid and the other terms of the Settlement were negotiated at arm’s-length in good faith by the Settling Parties, and reflect a settlement that was reached voluntarily after consultation with experienced legal counsel.

16. The headings in this Stipulation are used for purposes of convenience and ease of reference only and are not meant to have any legal effect, nor are they intended to influence the construction of this Stipulation in any way.

17. The waiver of one Settling Party of any breach of this Stipulation by any other Settling Party shall not be deemed a waiver of any other breach of this Stipulation. The provisions of this Stipulation may not be waived except by a writing signed by the affected Settling Party or counsel for that Settling Party. No failure or delay on the part of any Settling Party in exercising any right, remedy, power, or privilege under this Stipulation shall operate as a waiver thereof or of any other right, remedy, power, or privilege of such Settling Party under this Stipulation; nor shall any single or partial exercise of any right, remedy, power, or privilege under this Stipulation on the part of any Settling Party operate as a waiver thereof or of any other right, remedy, power, or privilege of such Settling Party under this Stipulation, or preclude further exercise thereof or the exercise of any other right, remedy, power, or privilege.

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18. The Settling Parties agree that nothing contained in this Stipulation shall cause any Settling Party to be the agent or legal representative of another Settling Party for any purpose whatsoever, nor shall this Stipulation be deemed to create any form of business organization between the Settling Parties, nor is any Settling Party granted any right or authority to assume or create any obligation or responsibility on behalf of any other Settling Party, nor shall any Settling Party be in any way liable for any debt of another Settling Party as a result of this Stipulation except as explicitly set forth herein.

THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK

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IN WITNESS WHEREOF, the Settling Parties hereto, intending to be legally bound hereby, have caused this Stipulation to be executed, by their duly authorized attorneys, as of the day and year first above written.

THE ROSEN LAW FIRM, P.A.	DLA PIPER LLP (US)

/s/ Laurence M. Rosen, Esq.
Laurence M. Rosen, Esq.	Robert D. Weber, Esq.
Phillip Kim, Esq.	DLA PIPER LLP (US)
275 Madison Avenue, 34th Floor	2000 Avenue of the Stars
New York, New York 10016	Suite 400, North Tower
Tel: (212) 686-1060	Los Angeles, California, 90067
Fax: (212) 202-3827	Tel: 310-595-3000
Email: lrosen@rosenlegal.com	Fax: 310-595-3300
Email: pkim@rosenlegal.com	Counsel for Defendant Keyuan
Lead Counsel for Lead Plaintiffs	Petrochemicals, Inc.

HUNTER TAUBMAN WEISS LLP	PAUL HASTINGS LLP

Mark David Hunter, Esq.	Howard M. Privette
255 University Drive	695 Town Center Drive
Coral Gables, Florida 33134	17th Floor
Tel: 305-629-8816	Costa Mesa, CA 92626
Fax: 305-629-8877	Tel: (714) 668-6201
Counsel for Defendant Chunfeng Tao	Fax: (714) 979-1921
Counsel for Defendant Aichun Li

41

IN WITNESS WHEREOF, the Settling Parties hereto, intending to be legally bound hereby, have caused this Stipulation to be executed, by their duly authorized attorneys, as of the day and year first above written.

THE ROSEN LAW FIRM, P.A.	DLA PIPER LLP (US)

/s/ Robert D. Weber, Esq.
Laurence M. Rosen, Esq.	Robert D. Weber, Esq.
Phillip Kim, Esq.	DLA PIPER LLP (US)
275 Madison Avenue, 34th Floor	2000 Avenue of the Stars
New York, New York 10016	Suite 400, North Tower
Tel: (212) 686-1060	Los Angeles, California, 90067
Fax: (212) 202-3827	Tel: 310-595-3000
Email: lrosen@rosenlegal.com	Fax: 310-595-3300
Email: pkim@rosenlegal.com	Counsel for Defendant Keyuan
Lead Counsel for Lead Plaintiffs	Petrochemicals, Inc.

HUNTER TAUBMAN WEISS LLP	PAUL HASTINGS LLP

Mark David Hunter, Esq.	Howard M. Privette
255 University Drive	695 Town Center Drive
Coral Gables, Florida 33134	17th Floor
Tel: 305-629-8816	Costa Mesa, CA 92626
Fax: 305-629-8877	Tel: (714) 668-6201
Counsel for Defendant Chunfeng Tao	Fax: (714) 979-1921
Counsel for Defendant Aichun Li

42

IN WITNESS WHEREOF, the Settling Parties hereto, intending to be legally bound hereby, have caused this Stipulation to be executed, by their duly authorized attorneys, as of the day and year first above written.

THE ROSEN LAW FIRM, P.A.	DLA PIPER LLP (US)

Laurence M. Rosen, Esq.	Robert D. Weber, Esq.
Phillip Kim, Esq.	DLA PIPER LLP (US)
275 Madison Avenue, 34th Floor	2000 Avenue of the Stars
New York, New York 10016	Suite 400, North Tower
Tel: (212) 686-1060	Los Angeles, California, 90067
Fax: (212) 202-3827	Tel: 310-595-3000
Email: lrosen@rosenlegal.com	Fax: 310-595-3300
Email: pkim@rosenlegal.com	Counsel for Defendant Keyuan
Lead Counsel for Lead Plaintiffs	Petrochemicals, Inc.

HUNTER TAUBMAN WEISS LLP	PAUL HASTINGS LLP

/s/ Mark David Hunter, Esq.	/s/ Howard M. Privette
Mark David Hunter, Esq.	Howard M. Privette
255 University Drive	695 Town Center Drive
Coral Gables, Florida 33134	17th Floor
Tel: 305-629-8816	Costa Mesa, CA 92626
Fax: 305-629-8877	Tel: (714) 668-6201
Fax: (714) 979-1921
Counsel for Defendant Chunfeng Tao	Counsel for Defendant Aichun Li

43

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

NEIL VANLEEUWEN AND RODNEY

OMANOFF, INDIVIDUALLY AND ON BEHALF

OF ALL OTHERS SIMILARLY SITUATED,

Plaintiffs,

vs.

KEYUAN PETROCHEMICALS, INC.

CHUNFENG TAO, AICHUN LI a/k/a AICHUN

ANGELA LI, ANGELA LI and ANGELA

AICHUN LI, WEIFENG XUE, and DELIGHT

REWARD LIMITED,

Defendants.

CASE No.: 1:13-cv-06057 (PAC) [PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT AND PROVIDING FOR NOTICE

WHEREAS, (i) Lead Plaintiffs Neil Vanleeuwen and Rodney Omanoff (“Lead Plaintiffs”), on behalf of themselves and the putative Class, and (ii) Defendants Keyuan Petrochemicals, Inc. (“Keyuan”), Chunfeng Tao, and Aichun Li (collectively “Settling Defendants”), by and through their respective counsel, have entered into a Stipulation and Agreement of Settlement, dated April 27, 2015 (the “Stipulation”), which is subject to review under Rule 23 of the Federal Rules of Civil Procedure and which, together with the exhibits thereto, sets forth the terms and conditions for the proposed settlement of the claims alleged in this Litigation; and

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WHEREAS, the Court having read and considered the Stipulation, the proposed “Notice of Pendency and Proposed Settlement of Class Action” (“Notice”), the proposed “Summary Notice of Pendency and Proposed Class Action Settlement” (“Summary Notice”), the proposed Plan of Allocation of the Net Settlement Fund among Settlement Class Members, the proposed form of the Proof of Claim and Release (“Proof of Claim”), the proposed form of Order and Final Judgment, and submissions made relating thereto, and finding that substantial and sufficient grounds exist for entering this Order;

NOW, THEREFORE, IT IS HEREBY ORDERED, this ____ day of_________ , 2015, that:

1. Capitalized terms used herein have the meanings defined in the Stipulation.

2. The Court preliminarily approves the Settlement of the Litigation as set forth in the Stipulation, subject to the right of any Settlement Class Member to challenge the fairness, reasonableness, and adequacy of the Settlement and to show cause, if any exists, why a final judgment dismissing the Litigation based on the Stipulation should not be entered, and subject to further consideration of such matters by the Court at the hearing on final approval of the Stipulation described below.

3. The Court provisionally certifies for purposes of effectuating the proposed Settlement set forth in the Stipulation a Settlement Class comprised of all Persons who purchased (a) Keyuan common stock from August 16, 2010 through October 7, 2011, inclusive, and/or (b) Keyuan securities pursuant to the confidential private offering memorandum dated March 22, 2010, consisting of purchasers in the first tranche that closed on April 22, 2010 and the second tranche that closed on May 18, 2010, and who were allegedly damaged thereby. Excluded from the Settlement Class are Defendants, TriPoint Global Equities, LLC (“TriPoint”), the present and former officers and directors of Keyuan or TriPoint and any subsidiary thereof, members of their immediate families and their legal representatives, heirs, successors or assigns and any entity in which any Defendant or excluded person has or had a controlling interest. Also excluded from the Settlement Class are those persons who file valid and timely requests for exclusion in accordance with this Order. This conditional certification of the Settlement Class shall be binding only with respect to the Settlement of the Litigation and shall be withdrawn if the Effective Date does not occur for any reason and/or the Settlement is not consummated according to its terms. By entering into the Stipulation and assenting to entry of this order and the proposed Order and Final Judgment, the Settling Defendants have not waived any rights with respect to any arguments they might make in opposition to a motion for class certification in the event that the Effective Date does not occur and/or the Settlement is not consummated according to its terms.

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4. A hearing (the “Final Settlement Hearing”) pursuant to Federal Rule of Civil Procedure 23(e) shall be held before the Court on__________________ 2015 at _____ .m. for the following purposes:

a.	to consider whether the Litigation satisfies the applicable prerequisites for class action treatment under Federal Rules of Civil Procedure 23(a) and (b) for the purpose of effectuating the Settlement;

b.	to finally determine whether the Settlement is fair, reasonable, and adequate, and should be approved by the Court;

c.	to finally determine whether the Order and Final Judgment as provided under the Stipulation should be entered, dismissing the Litigation on the merits and with prejudice, and to determine whether the release by the Settlement Class of the Released Parties as set forth in the Stipulation, should be ordered, along with a permanent injunction barring efforts to bring any claims extinguished by the release;

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d.	to finally determine whether the proposed Plan of Allocation for the distribution of the Net Settlement Fund is fair and reasonable and should be approved by the Court;

e.	to consider the application of Lead Plaintiffs’ Counsel for an award of Attorneys’ Fees and Expenses and an Award to Lead Plaintiffs;

f.	to consider any Settlement Class Members’ objections to the Settlement, whether submitted previously in writing or presented orally at the Final Settlement Hearing by Settlement Class Members (or by counsel on their behalf); and

g.	to rule upon such other matters as the Court may deem appropriate.

5. The Court reserves the right to adjourn the Settlement Hearing to a later date and to approve the Settlement with or without modification and with or without further notice of any kind. The Court further reserves the right to enter its Order and Final Judgment approving the Settlement and dismissing the Complaint, on the merits and with prejudice, regardless of whether it has approved the Plan of Allocation or awarded any Attorneys’ Fees and Expenses or Award to Lead Plaintiffs.

6. The Court reserves the right to approve the Settlement with such modifications as may be agreed upon or consented to by the Settling Parties and without further notice to the Settlement Class where to do so would not impair Settlement Class Members’ rights in a manner inconsistent with Rule 23 and due process of law.

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7. The Court approves the form, substance and requirements of (a) the Notice, (b) the Summary Notice and (c) the Proof of Claim, all of which are exhibits to the Stipulation.

8. Lead Plaintiffs’ Counsel has the authority to enter into the Stipulation on behalf of the Settlement Class and is authorized to act on behalf of the Settlement Class Members with respect to all acts or consents required by or that may be given pursuant to the Stipulation or such other acts that are reasonably necessary to consummate the Settlement.

9. Any Settlement Class Member may enter an appearance in the Litigation at his, her or its own expense, individually or through counsel of his, her or its own choice. Settlement Class Members who do not enter appearances shall be represented by Lead Plaintiffs’ Counsel. Any Settlement Class Member who anticipates the need and wishes to appeal any aspect of the Stipulation or Settlement should formally move to intervene as a party under Rule 24 of the Federal Rules of Civil Procedure.

10. Strategic Claims Services is approved as the Claims Administrator for the Settlement.

11. Lead Plaintiffs’ Counsel, through the Claims Administrator, shall cause the Notice and the Proof of Claim, substantially in the forms annexed hereto, to be mailed, by first class mail, postage prepaid, within twenty-eight (28) calendar days of the entry of this Order, to all Settlement Class Members who can be identified with reasonable effort by the Claims Administrator.

12. Lead Plaintiffs’ Counsel are authorized to establish a Notice and Administration Account (as defined in the Stipulation) of $100,000 (One Hundred Thousand Dollars), to be used for reasonable out-of-pocket costs in connection with providing notice of the Settlement to the Settlement Class and for other reasonable out-of-pocket administrative expenses. After the Effective Date, additional amounts may be transferred from the Settlement Fund to the Notice and Administration Account.

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13. Keyuan and any and all issuers, securities firms or transfer agents holding transfer records which indicate the legal owners of Keyuan common stock and/or securities currently or during the Class Period are hereby ordered to produce such transfer records in a usable electronic format to Lead Plaintiffs’ Counsel or the Claims Administrator within fourteen (14) calendar days of receipt of a copy of this Order.

14. Lead Plaintiffs’ Counsel, through the Claims Administrator, shall also make all reasonable efforts to give notice to nominee owners such as brokerage firms and other persons or entities who purchased Keyuan common stock and/or securities during the Class Period. Within ten (10) calendar days after receiving the Notice, such nominee purchasers are directed to forward copies of the Notice and Proof of Claim to their beneficial owners or to provide the Claims Administrator with lists of the names and addresses of the beneficial owners, and in the latter case, the Claims Administrator is ordered to send the Notice and Proof of Claim promptly to such beneficial owners. Additional copies of the Notice shall be made available to any record holder requesting same for the purpose of distribution to beneficial owners, and such record holders shall be reimbursed from the Settlement Fund, upon receipt by the Claims Administrator of proper documentation, for the reasonable expense of sending the Notice and Proof of Claim to beneficial owners. In addition, promptly upon execution of this Order, the Notice shall be made available for review on Strategic Claims Services’ website.

15. Lead Plaintiffs’ Counsel shall, at or before the Settlement Hearing, serve upon Settling Defendants’ Counsel, and file with the Court, proof of mailing of the Notice and Proof of Claim, both to Settlement Class Members and to nominees.

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16. Lead Plaintiffs’ Counsel, through the Claims Administrator, shall cause the Summary Notice to be published electronically once on the GlobeNewswire and in print once in the Investor’s Business Daily within thirty-five (35) calendar days after the entry of this Order. Lead Plaintiffs’ Counsel shall, at or before the Settlement Hearing, serve upon Settling Defendants’ Counsel and file with the Court proof of publication of the Summary Notice.

17. The forms and methods set forth herein of notifying the Settlement Class of the Settlement and its terms and conditions meet the requirements of due process and Rule 23 of the Federal Rules of Civil Procedure, Section 21D(a)(7) of the Exchange Act, 15 U.S.C. 78u-4(a)(7), as amended by the Private Securities Litigation Reform Act of 1995; constitute the best notice practicable under the circumstances; and constitute due and sufficient notice to all persons and entities entitled thereto. No Settlement Class Member will be relieved from the terms of the Settlement, including the releases provided for therein, based upon the contention or proof that such Settlement Class Member failed to receive actual or adequate notice.

18. In order to be entitled to participate in recovery from the Net Settlement Fund after the Effective Date, each Settlement Class Member shall take the following action and be subject to the following conditions:

a.	A properly completed and executed Proof of Claim must be submitted to the Claims Administrator, at the Post Office Box indicated in the Notice, postmarked no later than ninety (90) calendar days from the date of this Order. Such deadline may be further extended by Order of the Court. Each Proof of Claim shall be deemed to have been submitted when legibly postmarked (if properly addressed and mailed by first-class mail) provided such Proof of Claim is actually received before the filing of a motion for an Order of the Court approving distribution of the Net Settlement Fund. Any Proof of Claim submitted in any other manner shall be deemed to have been submitted when it was actually received by the Claims Administrator at the address designated in the Notice.

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b.	The Proof of Claim submitted by each Settlement Class Member must satisfy the following conditions: (i) it must be properly filled out, signed and submitted in a timely manner in accordance with the provisions of the preceding subparagraph; (ii) it must be accompanied by adequate supporting documentation for the transactions reported therein, in the form of broker confirmation slips, broker account statements, an authorized statement from the broker containing the transactional information found in a broker confirmation slip, or such other documentation as is deemed adequate by the Claims Administrator or Lead Plaintiffs’ Counsel; (iii) if the person executing the Proof of Claim is acting in a representative capacity, a certification of his current authority to act on behalf of the Settlement Class Member must be provided with the Proof of Claim; and (iv) the Proof of Claim must be complete and contain no material deletions or modifications of any of the printed matter contained therein and must be signed under penalty of perjury.

c.	Once the Claims Administrator has considered a timely-submitted Proof of Claim, it shall determine whether such claim is valid, deficient or rejected. For each claim determined to be either deficient or rejected, the Claims Administrator shall send a deficiency letter or rejection letter as appropriate, describing the basis on which the claim was so determined. Persons who timely submit a Proof of Claim that is deficient or otherwise rejected shall be afforded a reasonable time (at least seven (7) calendar days) to cure such deficiency if it shall appear that such deficiency may be cured.

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d.	For the filing of and all determinations concerning their Proof of Claim, each Settlement Class Member shall submit to the jurisdiction of the Court.

19. All Settlement Class Members who do not submit valid and timely Proofs of Claim will be forever barred from receiving any payments from the Net Settlement Fund, but will in all other respects by subject to and bound by the provisions of the Stipulation and the Order and Final Judgment, if entered.

20. Settlement Class Members shall be bound by all determinations and judgments in the Litigation, whether favorable or unfavorable, unless such persons request exclusion from the Settlement Class in a timely and proper manner, as hereinafter provided. A Settlement Class Member wishing to make such request shall mail it, in written form, by first class mail, postage prepaid, or otherwise deliver it, so that it is received no later than thirty (30) calendar days prior to the Final Settlement Hearing or_________ 2015, to the addresses listed in the Notice. Such request for exclusion shall clearly indicate the name and address and phone number and e-mail contact information (if any) of the person seeking exclusion, state that the sender specifically requests to be excluded from the Settlement Class, and must be signed by such person. Such persons requesting exclusion are also required to specify all their purchases and sales of Keyuan common stock and/or securities during the Class Period, including the date, number of shares and price of the shares purchased or sold and include account documentation substantiating such purchases and sales. The request for exclusion shall not be effective unless it provides the required information, is legible, and is made within the time stated above, or the exclusion is otherwise accepted by the Court. Lead Plaintiffs’ Counsel may contact any person or entity filing a request for exclusion, or their attorney if one is designated, to discuss the exclusion. Requests for exclusion must be filed no later than thirty (30) calendar days prior to the Final Approval Hearing.

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21. Settlement Class Members requesting exclusion from the Settlement Class shall not be entitled to receive any payment out of the Net Settlement Fund.

22. The Court will consider comments and/or objections to the Settlement, the Plan of Allocation, or the application for Attorneys’ Fees and Expenses and any payment to Lead Plaintiff, only if such comments or objections and any supporting papers are served to be received at least twenty (20) calendar days prior to the Settlement Hearing, upon each of the following:

CLASS COUNSEL:

Phillip Kim, Esq.

THE ROSEN LAW FIRM, P.A.

275 Madison Avenue, 34th Floor

New York, New York 10016

Tel.: 212-686-1060 Fax: 212-202-3827

COUNSEL FOR DEFENDANT KEYUAN PETROCHEMICALS, INC.:

Robert D. Weber, Esq.

DLA PIPER LLP (US)

2000 Avenue of the Stars

Suite 400, North Tower

Los Angeles, California, 90067

Tel: 310-595-3000

Fax: 310-595-3300

COUNSEL FOR DEFENDANT CHUNFENG TAO:

Mark David Hunter, Esq.

HUNTER TAUBMAN WEISS LLP

255 University Drive

Coral Gables, Florida 33134

Tel: 305-629-8816

Fax: 305-629-8877

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COUNSEL FOR DEFENDANT AICHUN LI:

Howard M. Privette

PAUL HASTINGS LLP

695 Town Center Drive

17th Floor

Costa Mesa, CA 92626

Tel: (714) 668-6201

Fax: (714) 979-1921

and the objector has (by that same date) filed said objections, papers and briefs, showing due proof of service upon counsel identified above, with the Clerk of the Court, U.S. District Court, Southern District of New York, 500 Pearl Street, New York, New York 10007-1312. Attendance at the Settlement Hearing is not necessary but persons wishing to be heard orally in opposition to the Settlement, the Plan of Allocation, and/or the application for Attorneys’ Fees and Expenses or Award to Lead Plaintiffs are required to indicate in their written objection (or in a separate writing that is submitted in accordance with the deadline and after instruction pertinent to the submission of a written objection) that they intend to appear at the Settlement Hearing and identify any witnesses they may call to testify or exhibits they intend to introduce into evidence at the Settlement Hearing. Settlement Class Members do not need to appear at the Settlement Hearing or take any other action to indicate their approval.

23. Any Settlement Class Member who does not object in the manner prescribed above shall be deemed to have waived all such objections and shall forever be foreclosed from making any objection to the fairness, adequacy or reasonableness of the Settlement, the Order and Final Judgment to be entered approving the Settlement, the Plan of Allocation, and/or the application for an award of Attorneys’ Fees and Expenses and a payment to Lead Plaintiffs.

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24. The Court reserves the right to adjourn the Settlement Hearing or any adjournment thereof without any further notice other than entry of an Order on the Court’s docket, and to approve the Settlement without further notice to the Settlement Class.

25. All papers in support of the Settlement, the Plan of Allocation and any application for Attorneys’ Fees or Expenses or a payment to Lead Plaintiffs shall be filed and served thirty (30) calendar days before the Settlement Hearing.

26. Any submissions filed in response to any objections or in further support of the Settlement, the Plan of Allocation and any application for Attorneys’ Fees or Expenses or a payment to Lead Plaintiffs shall be filed no later than seven (7) calendar days prior to the Settlement Hearing.

27. Pending final determination of whether the Settlement should be approved, all Settlement Class Members, and each of them, and anyone acting or purporting to act for any of them, shall be enjoined from prosecuting, attempting to prosecute, or assisting others in the prosecution of, any Settled Claims. In addition, the Litigation is stayed.

28. Neither the Stipulation, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be construed as an admission or concession by Lead Plaintiffs regarding the merits of the claims made in the Litigation. Neither the Stipulation nor any of the terms and provisions of the Settlement set forth therein, nor any statements made, acts performed or documents executed in the negotiation of, pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity or truth of any of the allegations in the Litigation or the validity of any of the Released Claims, or of any fault, wrongdoing or liability of any of the Settling Defendants and their Related Parties; or (ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Settling Defendants and their Related Parties in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal.

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29. In the event the Settlement is not consummated pursuant to its terms, the Stipulation, except as otherwise provided therein, including any amendment(s) thereto, and this Order, shall be null and void, of no further force or effect, and without prejudice to any Settling Party, and may not be introduced as evidence or referred to in any action or proceedings by any person or entity, and each party shall be restored to his, her or its respective position as it existed before the execution of the Stipulation, pursuant to the terms of the Stipulation.

30. The Court retains exclusive and specific jurisdiction over the action to consider all further matters arising out of, or relating to, the Settlement, including by way of illustration and not limitation, any dispute concerning any Proof of Claim filed by any Settlement Class Member and any future requests by one or more of the Settling Parties that the Final Order and Judgment, the Release and/or the permanent injunction set forth in the Stipulation be enforced. Notwithstanding the foregoing, by entering into the Stipulation and Settlement, the Settling Parties shall not be deemed to be have submitted generally to the jurisdiction of the Court or to the State of New York or for any purpose other than as set forth in this paragraph.

Dated:__________ , 2015

HON. PAUL A. CROTTY
UNITED STATES DISTRICT JUDGE

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Exhibit A-1

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

NEIL VANLEEUWEN AND RODNEY OMANOFF, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED,

Plaintiffs,

vs.

KEYUAN PETROCHEMICALS, INC. CHUNFENG TAO, AICHUN LI a/k/a AICHUN ANGELA LI, ANGELA LI and ANGELA AICHUN LI, WEIFENG XUE, and DELIGHT REWARD LIMITED,

Defendants.

CASE No.: 1:13-cv-06057 (PAC)

NOTICE OF PENDENCY AND
SETTLEMENT OF CLASS ACTION

If you purchased (a) common stock (“Stock”) of Keyuan Petrochemicals, Inc. (“Keyuan” or the “Company”) during the period from August 16, 2010 through October 7, 2011, inclusive (the “Class Period”) and/or (b) Keyuan securities pursuant to the confidential private offering memorandum dated March 22, 2010, consisting of purchasers in the first tranche that closed on April 22, 2010 and the second tranche that closed on May 18, 2010, you could get a payment from a proposed class action settlement (the “Settlement”).

Under law, a federal court has authorized this notice.

●	If approved by the Court, the proposed settlement would establish a fund in the aggregate amount of $2,650,000 in cash, plus interest (the “Settlement Amount”).

●	The Settlement represents an estimated average recovery of $0.30 per share of Keyuan Stock for the approximately 8.8 million shares outstanding and available for trade during the Class Period. A share may have been traded more than once during the Class Period. This estimate solely reflects the average recovery per outstanding share of Keyuan Stock. The indicated average recovery per share will be the total average recovery for all purchasers of that share. This is not an estimate of the actual recovery per share you should expect. Your actual recovery will depend on the aggregate losses of all Settlement Class Members, the date(s) you purchased and sold Keyuan Stock and/or securities, and the total number of claims filed.

●	Attorneys for Lead Plaintiffs (“Lead Plaintiffs’ Counsel “) intend to ask the Court to award them fees of up to $883,333.33 or thirty-three and one-third percent (33 1/3%) of the Settlement Amount, reimbursement of litigation expenses of no more than $70,000 and an award to the Lead Plaintiffs collectively not to exceed $20,000. Collectively, the attorneys’ fees and expenses and award to Lead Plaintiffs are estimated to average $0.11 per share of Keyuan Stock. If approved by the Court, these amounts will be paid from the Gross Settlement Fund.

●	The approximate recovery, after deduction of attorneys’ fees and expenses approved by the Court, is an average of $0.19 per share of Keyuan Stock. This estimate is based on the assumptions set forth in the preceding paragraph. Your actual recovery, if any, will vary depending on your purchase price and sales price, and the number of claims filed.

●	The Settlement resolves the lawsuit concerning claims of whether or not Keyuan and its officers and directors made false and misleading statements, in violation of federal securities laws, based upon the allegations set forth in the Third Amended Complaint, including that Keyuan (1) misled investors by failing to disclose certain related-party transactions and (2) filed false and/or misleading financial statements.

●	Your legal rights will be affected whether you act or do not act. If you do not act, you may permanently forfeit your right to recover on this claim. Therefore, you should read this notice carefully.

YOUR LEGAL RIGHTS AND OPTIONS IN THIS SETTLEMENT

SUBMIT A CLAIM FORM NO LATER THAN ______ __, 2015	The only way to get a payment.
EXCLUDE YOURSELF NO LATER THAN ______ __, 2015	Get no payment. This is the only option that allows you to be part of any other lawsuit against the Defendants about the legal claims in this case.
OBJECT NO LATER THAN ______ __, 2015	Write to the Court about why you do not like the settlement.
GO TO A HEARING ON ______ __, 2015	Speak in Court about the fairness of the settlement.
DO NOTHING	Get no payment. Give up rights.

INQUIRIES

Please do not contact the Court regarding this notice. All inquiries concerning this Notice, the Proof of Claim form, or any other questions by Settlement Class Members should be directed to:

Keyuan Petrochemicals, Inc. Litigation
c/o Strategic Claims Services
600 N. Jackson St., Ste. 3
Media, PA 19063
Tel.: 866-274-4004
Fax: 610-565-7985
info@strategicclaims.net

or

Phillip Kim, Esq.
THE ROSEN LAW FIRM, P.A.
275 Madison Avenue, 34th Floor
New York, New York 10016
Tel.: 212-686-1060
Fax: 212-202-3827
pkim@rosenlegal.com

COMMON QUESTIONS AND ANSWERS CONCERNING THE SETTLEMENT

1.	Why did I get this Notice?

You or someone in your family may have acquired Keyuan Stock and/or securities during the Class Period.

2.	What is this lawsuit about?

The case is known as Vanleeuwen, et al., v. Keyuan Petrochemicals, Inc., et al., Case No. 1:13-cv-06057 (PAC) (the “Litigation”), and the Court in charge of the case is the United States District Court for the Southern District of New York.

The Litigation involves claims of whether or not any of the Defendants violated the federal securities laws because the Company allegedly made false and misleading statements to the investing public as set out in the Third Amended Complaint, including that (1) Keyuan engaged in unreported related-party transactions and (2) Keyuan’s financial statements were false and/or misleading. The Settling Defendants deny they did anything wrong. The proposed Settlement resolves all of the claims in the Litigation against the Settling Defendants.

3.	Why is this a class action?

In a class action, one or more persons and/or entities, called Lead Plaintiffs, sue on behalf of all persons and/or entities who have similar claims. All of these persons and/or entities are referred to collectively as a Class, and these individual persons and/or entities are known as “Class Members.” One court resolves all of the issues for all Class Members, except for those Class Members who exclude themselves from the Class.

4.	Why is there a Settlement?

Lead Plaintiffs and Settling Defendants do not agree regarding the merits of Lead Plaintiffs’ allegations with respect to liability or the average amount of damages per share that would be recoverable if Lead Plaintiffs were to prevail at trial on each claim. The issues on which the Lead Plaintiffs and Settling Defendants disagree include: (1) whether Settling Defendants made materially false and misleading statements; (2) whether Settling Defendants made these statements with the intent to defraud the investing public; (3) whether the statements were the cause of the Settlement Class Members’ alleged damages; and (4) the amount of damages, if any, suffered by the Settlement Class Members.

This matter has not gone to trial and the Court has not decided in favor of either Lead Plaintiffs or Settling Defendants. Instead, Lead Plaintiffs and Settling Defendants have agreed to settle the Litigation. Lead Plaintiffs and Class Counsel believe the Settlement is best for all Class Members because of the risks associated with continued litigation and the nature of the defenses raised by Settling Defendants. Even if Plaintiffs were to win at trial, and also withstand Settling Defendants’ inevitable challenge on appeal, Plaintiffs might not be able to collect some, or all, of the judgment.

5.	How do I know if I am part of the Class settlement?

To be a Settlement Class Member, you must have purchased (a) Keyuan Stock during the period from August 16, 2010 through and including October 7, 2011, inclusive and/or (b) Keyuan securities pursuant to the confidential private offering memorandum dated March 22, 2010 consisting of purchasers in the first tranche that closed on April 22, 2010 and the second tranche that closed on May 18, 2010.

6.	Are there exceptions to being included?

Yes. Excluded from the Settlement Class are Defendants, TriPoint Global Equities, LLC (“TriPoint”), the present and former officers and directors of Keyuan or TriPoint and any subsidiary thereof, members of their immediate families and their legal representatives, heirs, successors or assigns and any entity in which any Defendant or excluded person has or had a controlling interest. Additionally, if you exclude yourself from the Class, as described below, you are not a part of the Class.

7.	What does the Settlement provide?

a.	What is the Settlement Fund?

The proposed Settlement calls for Settling Defendants to create a Gross Settlement Fund in the amount of $2,650,000. The Settlement is subject to Court approval. Also, subject to the Court’s approval, a portion of the Gross Settlement Fund will be used to pay Lead Plaintiffs’ attorneys’ fees and reasonable litigation expenses and any award to Lead Plaintiffs. A portion of the Settlement Fund also will be used to pay taxes due on interest earned by the Gross Settlement Fund, if necessary, and any notice and claims administration expenses permitted by the Court. After the foregoing deductions from the Settlement Fund have been made, the amount remaining (the “Net Settlement Fund”) will be distributed to Settlement Class Members who submit valid claims.

b.	What can you expect to receive under the proposed Settlement?

Your share of the Net Settlement Fund will or may depend on: (i) the number of claims filed; (ii) the dates you purchased and sold Keyuan Stock and/or securities; (iii) the prices of your purchases and sales; (iv) the amount of administrative costs, including the costs of notice; and (v) the amount awarded by the Court to Lead Plaintiffs and their counsel for attorneys’ fees, costs, and expenses.

The Claims Administrator will determine each Settlement Class Member’s pro rata share of the Net Settlement Fund based upon each Settlement Class Member’s valid “Recognized Claim.” The Recognized Claim formula is not intended to be an estimate of the amount that a Settlement Class Member might have been able to recover after a trial; it also is not an estimate of the amount that will be paid to Settlement Class Members pursuant to the Settlement. The Recognized Claim formula is the basis upon which the Net Settlement Fund will be proportionately allocated to the Settlement Class Members with valid claims.

The Net Settlement Fund will be distributed to Class Members who submit valid, timely claim forms (“Authorized Claimants”) under the below Plan of Allocation, which reflects Lead Plaintiffs’ contention that because of the alleged misrepresentations and omissions made by Defendants, the price of Keyuan Stock and securities was artificially inflated during the Class Period and that disclosures and materialization of the true facts caused changes in the inflated stock price.

The Recognized Claim, or compensable loss per share, of each Authorized Claimant shall be calculated according to the following formula:

PROPOSED PLAN OF ALLOCATION OF THE NET SETTLEMENT FUND

The Plan of Allocation is a matter separate and apart from the proposed Settlement, and any decision by the Court concerning the Plan of Allocation shall not affect the validity or finality of the proposed Settlement. The Court may approve the Plan of Allocation with or without modifications agreed to among the parties, or another plan of allocation, without further notice to Settlement Class Members. Any orders regarding a modification of the Plan of Allocation will be posted to the Claims Administrator’s website, www.strategicclaims.net.

The Claims Administrator shall determine each Authorized Claimant’s pro rata share of the Net Settlement Fund based upon each Authorized Claimant’s Recognized Claim. Please Note: The Recognized Claim formula, set forth below, is not intended to be an estimate of the amount of what a Settlement Class Member might have been able to recover after a trial, nor is it an estimate of the amount that will be paid to Authorized Claimants pursuant to the Settlement. The Recognized Claim formula is the basis upon which the Net Settlement Fund will be proportionately allocated to the Authorized Claimants. To the extent there are sufficient funds remaining in the Net Settlement Fund, each Authorized Claimant will receive an amount equal to the Authorized Claimant’s Recognized Claim. If, however, the Net Settlement Fund is not sufficient to permit payment of the total Recognized Claim of each Authorized Claimant, then each Authorized Claimant shall be paid the percentage of the Net Settlement Fund that each Authorized Claimant’s Recognized Claim bears to the total Recognized Claims of all Authorized Claimants (i.e., “pro rata share”). Payment in this manner shall be deemed conclusive against all Authorized Claimants. No distribution will be made on a claim where the potential distribution amount is less than ten dollars ($10.00) in cash.

If any of the Net Settlement Fund remains by reason of uncashed checks, or otherwise, after the Claims Administrator has made reasonable and diligent efforts to have Authorized Claimants who are entitled to participate in the distribution of the Net Settlement Fund cash their distribution checks, then any balance remaining in the Net Settlement Fund six (6) months after the initial distribution of such funds shall be used: (i) first, to pay any amounts mistakenly omitted from the initial distribution to Authorized Claimants or to pay any late, but otherwise valid and fully documented claims received after the cut-off date used to make the initial distribution, provided that such distributions to any late post-distribution claimants meet all of the other criteria for inclusion in the initial distribution, including the $10.00 minimum check amount set forth in the Notice; (ii) second, to pay any additional Notice and Administration Expenses incurred in administering the Settlement; and (iii) finally, to make a second distribution to Authorized Claimants who cashed their checks from the initial distribution and who would receive at least $10.00 from such second distribution, after payment of the estimated costs or fees to be incurred in administering the Net Settlement Fund and in making this second distribution, if such second distribution is economically feasible. If six (6) months after such second distribution, if undertaken, or if such second distribution is not undertaken, any funds shall remain in the Net Settlement Fund after the Settlement Administrator has made reasonable and diligent efforts to have Authorized Claimants who are entitled to participate in this Settlement cash their checks, any funds remaining in the Net Settlement Fund shall be donated to a nonprofit 501(c)(3) organization(s) selected by Lead Plaintiffs’ Counsel.

THE BASIS FOR CALCULATING YOUR RECOGNIZED CLAIM:

Each Authorized Claimant shall be allocated a pro rata share of the Net Settlement Fund based on his, her or its Recognized Claim as compared to the total Recognized Claims of all Authorized Claimants.

I)	Keyuan common stock purchased between August 16, 2010 and October 6, 2011, inclusive:

A.	For shares retained at the end of trading on October 6, 2011 the Recognized Claim shall be the lesser of $3.26 per share; or the difference between the purchase price per share and $1.79 per share.[1]

1 Pursuant to Section 21(D)(e)(1) of the Private Securities Litigation Reform Act of 1995, “in any private action arising under this title in which the plaintiff seeks to establish damages by reference to the market price of a security, the award of damages to the plaintiff shall not exceed the difference between the purchase or sale price paid or received, as appropriate, by the plaintiff for the subject security and the mean trading price of that security during the 90-day period beginning on the date on which the information correcting the misstatement or omission that is the basis for the action is disseminated.” $1.79 per share was the mean (average) daily closing trading price of Chanticleer’s common stock during the 90-day period beginning on October 7, 2011 and ending on January 4, 2012.

B.	If sold on or before October 6, 2011, the Recognized Claim will be zero.

II)	Keyuan Units purchased or otherwise acquired in the private offering memorandum dated March 22, 2010 consisting of purchasers in the first tranche that closed on April 22, 2010 and the second tranche that closed on May 18, 2010. Each Unit effectively represents 10 shares of common stock at a purchase price of $3.50[2] per share:

A.	For common shares retained at the end of trading on October 6, 2011 the Recognized Claim shall be $1.71[3] per share

B.	If sold on or before October 6, 2011, the Recognized Claim will be zero.

For purposes of calculating your Recognized Claim, the date of purchase, acquisition or sale is the “contract” or “trade” date and not the “settlement” or “payment” date. The receipt or grant by gift, inheritance or operation of law of Keyuan Units and common shares shall not be deemed a purchase, acquisition or sale of Keyuan Units and common shares for the calculation of an Authorized Claimant’s Recognized Claim.

For purposes of calculating your Recognized Claim, all purchases, acquisitions and sales shall be matched on a First In First Out (“FIFO”) basis in chronological order. Therefore, on the Proof of Claim enclosed with this Notice, you must provide all of your purchases and acquisitions of Keyuan Units and common shares during the time period from August 16, 2010 through and including October 6, 2011.

Payment pursuant to the Plan of Allocation approved by the Court shall be conclusive against all Authorized Claimants. No person shall have any claim against Defendants, Settling

2 The purchase price of each Unit was $35. Each Unit effectively represents 10 shares of common stock. Therefore, the effective purchase price per common share is $3.50.

3 This represents the difference between the effective purchase price of $3.50 per share and the 90 day “look back” price of $1.79 per share.

Defendants’ Counsel, Lead Plaintiffs, Lead Plaintiffs’ Counsel or the Claims Administrator or other agent designated by Lead Plaintiffs’ Counsel based on the distributions made substantially in accordance with the Stipulation and the Settlement contained therein, the Plan of Allocation, or further orders of the Court. Each Claimant shall be deemed to have submitted to the jurisdiction of the Court with respect to the Claimant’s Claim Form. All persons involved in the review, verification, calculation, tabulation, or any other aspect of the processing of the claims submitted in connection with the Settlement, or otherwise involved in the administration or taxation of the Settlement Fund or the Net Settlement Fund shall be released and discharged from any and all claims arising out of such involvement, and all Settlement Class Members, whether or not they are to receive payment from the Net Settlement Amount, will be barred from making any further claim against the Net Settlement Fund beyond the amount allocated to them as provided in any distribution orders entered by the Court.

c.	Are there any further limitations on the amount I may receive?

i)	To the extent there are sufficient funds in the Net Settlement Fund, an Authorized Claimant will receive an amount equal to the Authorized Claimant’s Recognized Claim described above. If, however, the amount in the Net Settlement Fund is not sufficient to permit payment of the total Recognized Claim of each Authorized Claimant, then each Authorized Claimant shall be paid the percentage of the Net Settlement Fund that each Authorized Claimant’s Recognized Claim bears to the total of the Recognized Claims of all Authorized Claimants.

ii)	For Settlement Class Members who conducted multiple transactions in Keyuan Stock and/or securities during the Class Period, the earliest subsequent sale shall be matched first against those shares in the Claimant’s opening position on the first day of the Class Period, and then matched chronologically thereafter against each purchase made during the Class Period.

iii)	Transactions during the Class Period resulting in a gain shall be netted against the Settling Class Members’ transactions resulting in a loss to arrive at the Recognized Claim.

iv)	Any Settlement Class Members whose collective transactions in Keyuan Stock and/or securities during the Class Period resulted in a net gain shall not be entitled to share in the Net Settlement Fund.

v)	The purchase and sales prices exclude any brokerage commissions, transfer taxes or other fees.

vi)	The covering purchase of a short sale is not an eligible purchase. Gifts and transfers are not eligible purchases.

8.	How can I get a payment?

To qualify for a payment, you must send in a form entitled “Proof of Claim and Release” form. This claim form is attached to this Notice. You may also obtain a claim form on the Internet at www.strategicclaims.net. Read the instructions carefully, fill out the form, sign it in the location indicated, and mail the claim form together with all documentation requested in the form, postmarked no later than________ __, 2015, to:

Keyuan Petrochemicals, Inc. Litigation
c/o Strategic Claims Services
600 N. Jackson St., Ste. 3
Media, PA 19063
Tel.: 866-274-4004
Fax: 610-565-7985

The Claims Administrator will process your claim and determine whether you are an Authorized Claimant.

9.	What am I giving up to get a payment or stay in the Settlement Class?

Unless you exclude yourself, you will remain in the Settlement Class. That means that if the Settlement is approved, you and all Settling Class Members will release (agreeing never to sue, continue to sue, or be part of any other lawsuit) all claims against Defendants and “Released Parties:” Keyuan Petrochemicals, Inc., Chunfeng Tao, Aichun Li, Weifeng Xue and Delight Reward Limited, as well as their current, former, and future parents, subsidiaries, affiliates, partners, joint venturers, officers, directors, principals, shareholders, members, agents (acting in their capacity as agents), employees, attorneys, consultants, experts, accountants, auditors, spouses, immediate family members, estates, trusts, trustees, insurers (including, but not limited to, Navigators Insurance Company and its attorneys), reinsurers, advisors, associates, and all other individuals and entities in which a Defendant has or had a controlling interest or which are or were related to or affiliated with any Defendant, and all of their current, former, and future legal representatives, executors, administrators, trustees, beneficiaries, heirs, successors-in-interest, and/or assigns, EXCEPT THAT Patrizio & Zhao LLC, P&K CPAs LLC, Xinggeng (John) Zhao, and John G. Patrizio (the named defendants in the Auditor Case) are not Released Parties.

If you sign the claim form, you are agreeing to a “Release of Claims,” which will bar you from ever filing a lawsuit against the Released Parties with respect to the Settled Claims (as defined in the Stipulation) and/or to recover losses from the acquisition or sale of Keyuan Stock and securities during the Class Period, except to enforce the Settlement. That means you will accept a share in the Net Settlement Fund as sole compensation for any losses you have suffered in the acquisition and sale of Keyuan Stock and securities during the Class Period.

Further detail and information about what you are agreeing to and giving up is detailed in the Stipulation and Agreement of Settlement which is available at www.strategicclaims.net.

10.	How do I get out of the Settlement?

If you do not want to receive a payment from this Settlement, and you want to keep any right you may have to sue or continue to sue any of the Defendants individually on your own, based on the legal claims raised in this Litigation, then you must take steps to get out of the Settlement. This is called excluding yourself from – or “opting out” of – the Settlement. To exclude yourself from the Settlement, you must mail a letter stating you want to be excluded as a Settlement Class Member from Vanleeuwen, et al., v. Keyuan Petrochemicals, Inc., et al., Case No. 1:13-cv-06057 (PAC). Be sure to include your name, address, telephone number and your signature, along with an accurate list of all of your purchases and sales of Keyuan Stock and/or securities and supporting account documentation. You must mail your exclusion request, postmarked no later than _____ __, 2015, to:

Keyuan Petrochemicals, Inc. Litigation
c/o Strategic Claims Services
600 N. Jackson St., Ste. 3
Media, PA 19063
Tel.: 866-274-4004
Fax: 610-565-7985

You cannot exclude yourself by telephone or by e-mail. If you ask to be excluded, you will not receive a settlement payment, and you cannot object to the Settlement. If you ask to be excluded, you will not be legally bound by anything that happens in this Litigation.

11.	If I do not exclude myself, can I sue Defendants for the same thing later?

No. Unless you exclude yourself, you give up any right to sue Defendants or any Released Party for the claims that this Settlement resolves. If you have a pending lawsuit, speak to your lawyer in that case immediately, since you may have to exclude yourself from this Settlement Class to continue your own lawsuit.

12.	Do I have a lawyer in this case?

The Court has appointed The Rosen Law Firm, P.A. as class counsel to represent the Settlement Class Members for the purposes of this settlement (“Settlement Class Counsel”). You have the option to retain your own separate counsel at your own cost and expense. You need not retain your own separate counsel to opt-out, object, submit a Proof of Claim, or appear at the Settlement Hearing.

13.	How will the lawyers be paid?

Settlement Class Counsel has expended considerable time litigating this action on a contingent fee basis, and has paid for the expenses of the litigation itself and has not been paid attorneys’ fees in advance of this Settlement. Settlement Class Counsel has done so with the expectation that if it is successful in recovering money for the Settlement Class, it will receive attorneys’ fees and be reimbursed for its litigation expenses from the Gross Settlement Fund, as is customary in this type of litigation. Settlement Class Counsel will not receive attorneys’ fees or be reimbursed for its litigation expenses except from the Gross Settlement Fund. Therefore, Settlement Class Counsel will file a motion asking the Court at the Settlement Hearing to make an award of attorneys’ fees in an amount not to exceed $883,333.33 for reimbursement of reasonable litigation expenses not to exceed $70,000 and an award to Lead Plaintiffs in an amount not to exceed $20,000. The Court may award less than these amounts. Any amounts awarded by the Court will come out of the Settlement Fund.

14.	How do I tell the Court that I do not like the Settlement?

You can tell the Court you do not agree with the Settlement, any part of the Settlement, or Settlement Class Counsel’s motion for attorneys’ fees, and that you think the Court should not approve the Settlement, by mailing a letter stating that you object to the Settlement in the matter of Vanleeuwen, et al., v. Keyuan Petrochemicals, Inc., et al., Case No. 1:13-cv-06057(PAC). Be sure to include your name, address, telephone number, your signature, a list of your purchases and sales of Keyuan Stock and/or securities in order to show your membership in the Settlement Class, and all of the reasons you object to the Settlement. Be sure to mail the objections to the five different places listed below, postmarked no later than ______________ __, 2015, so the Court will consider your views:

Clerk of the Court

United States District Court

Southern District of New York

500 Pearl Street

New York, New York 10007-1312

CLASS COUNSEL:

Phillip Kim, Esq.

THE ROSEN LAW FIRM, P.A.

275 Madison Avenue, 34th Floor

New York, New York 10016

Tel.: 212-686-1060

Fax: 212-202-3827

COUNSEL FOR DEFENDANT KEYUAN PETROCHEMICALS, INC.:

Robert D. Weber, Esq.

DLA PIPER LLP (US)

2000 Avenue of the Stars

Suite 400, North Tower

Los Angeles, CA, 90067

Tel: 310-595-3000

Fax: 310-595-3300

COUNSEL FOR DEFENDANT CHUNFENG TAO:

Mark David Hunter, Esq.

HUNTER TAUBMAN WEISS LLP

255 University Drive

Coral Gables, Florida 33134

Tel: 305-629-8816

Fax: 305-629-8877

COUNSEL FOR DEFENDANT AICHUN LI:

Howard M. Privette

PAUL HASTINGS LLP

695 Town Center Drive

17th Floor

Costa Mesa, CA 92626

Tel: (714) 668-6201

Fax: (714) 979-1921

15.	What is the difference between objecting and requesting exclusion?

Objecting is simply telling the Court you do not like something about the Settlement. You can object only if you stay in the Settlement Class. Requesting exclusion is telling the Court you do not want to be part of the Settlement Class and the Settlement. If you exclude yourself, you cannot object to the Settlement because it no longer concerns you. If you stay in the Settlement Class and object, but your objection is overruled, you will not be allowed a second opportunity to exclude yourself.

16.	When and where will the Court decide whether to approve the Settlement?

The Court will hold a Settlement Hearing on _____ __, 2015, at __:__ _.m., at the United States District Court, Southern District of New York, 500 Pearl Street, Courtroom 14C, New York, New York, 10007-1312.

At this hearing, the Court will consider whether the Settlement is fair, reasonable, and adequate and whether to approve the Settlement. If there are objections, the Court will consider them, and the Court will listen to people who have asked to speak at the hearing. The Court may also decide how much to pay Settlement Class Counsel for attorneys’ fees and expenses.

17.	Do I have to come to the hearing?

No. Settlement Class Counsel will answer any questions the Court may have. However, you are welcome to attend at your own expense. If you send an objection, you do not have to come to Court to talk about it. As long as you mail your written objection on time, the Court will consider it.

18.	What happens if I do nothing at all?

If you do nothing, you will not receive a payment from the Settlement. However, unless you exclude yourself, you will not be able to start a lawsuit, continue with a lawsuit, or be part of any other lawsuit against Defendants or Released Parties about the claims made in this case ever again.

DATED:
BY ORDER OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK

Exhibit A-2

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

NEIL VANLEEUWEN AND RODNEY OMANOFF, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED,

Plaintiffs,

vs.

KEYUAN PETROCHEMICALS, INC. CHUNFENG TAO, AICHUN LI a/k/a AICHUN ANGELA LI, ANGELA LI and ANGELA AICHUN LI, WEIFENG XUE, and DELIGHT REWARD LIMITED,

Defendants.

CASE No.: 1:13-cv-06057 (PAC)

SUMMARY NOTICE OF PENDENCY
AND SETTELEMNT OF CLASS ACTION

TO:	ALL PERSONS WHO PURCHASED (A) KEYUAN PETROCHEMICALS, INC. (“KEYUAN”) COMMON STOCK DURING THE PERIOD FROM AUGUST 16, 2010 THROUGH OCTOBER 7, 2011, INCLUSIVE AND/OR (B) KEYUAN SECURITIES PURSUANT TO THE CONFIDENTIAL PRIVATE OFFERING MEMORANDUM DATED MARCH 22, 2010 CONSISTING OF PURCHASERS IN THE FIRST TRANCHE THAT CLOSED ON APRIL 22, 2010 AND THE SECOND TRANCHE THAT CLOSED ON MAY 18, 2010.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the United States District Court for the Southern District of New York, that a hearing will be held on___________ at ___.m. in room before the Honorable Paul A. Crotty, United States District Judge of the Southern District of New York, 500 Pearl Street, Courtroom 14C, New York, New York, 10007-1312 (the “Settlement Hearing”) for the purpose of determining: (1) whether the proposed Settlement consisting of the sum of $2,650,000 should be approved by the Court as fair, reasonable, and adequate; (2) whether the proposed plan to distribute the settlement proceeds is fair, reasonable, and adequate; (3) whether the application for an award of attorneys’ fees of $883,333.33 or one-third and reimbursement of expenses of not more than $70,000 and an incentive payment of no more than $20,000 to Lead Plaintiffs, should be approved; and (4) whether the Litigation should be dismissed with prejudice.

If you purchased (a) Keyuan common stock during the class period from August 16, 2011 through and including October 7, 2011, inclusive, and/or (b) Keyuan securities pursuant to the confidential private offering memorandum dated March 22, 2010 consisting of purchasers in the first tranche that closed on April 22, 2010 and the second tranche that closed on May 18, 2010, your rights may be affected by the Settlement of this action. If you have not received a detailed Notice of Pendency and Settlement of Class Action and a copy of the Proof of Claim and Release, you may obtain copies by writing to Keyuan Petrochemicals, Inc. Litigation c/o Strategic Claims Services 600 N. Jackson St., Ste. 3 Media, PA 19063 (866-274-4004 (Tel) 610565-7985 (Fax); info@strategicclaims.net, or going to the website, www.strategicclaims.net. If you are a member of the Settlement Class, in order to share in the distribution of the Net Settlement Fund, you must submit a Proof of Claim and Release no later than___________ , 2015, establishing that you are entitled to recovery. Unless you submit a written exclusion request, you will be bound by any judgment rendered in the Litigation whether or not you make a claim. If you desire to be excluded from the Settlement Class, you must submit a request for exclusion postmarked no later than_______ , 2015, in the manner and form explained in the detailed Notice to the Claims Administrator.

Any objection to the Settlement, Plan of Allocation, or the Lead Plaintiffs’ Counsel’s request for an award of attorneys’ fees and reimbursement of expenses must be in the manner and form explained in the detailed Notice and postmarked no later than_______ , 2015, to each of the following:

Clerk of the Court

United States District Court

Southern District of New York

500 Pearl Street

New York, New York 10007-1312

CLASS COUNSEL:

Phillip Kim, Esq.

THE ROSEN LAW FIRM, P.A.

275 Madison Avenue, 34th Floor

New York, New York 10016

Tel.: 212-686-1060

Fax: 212-202-3827

COUNSEL FOR DEFENDANT KEYUAN PETROCHEMICALS, INC.:

Robert Weber, Esq.

DLA PIPER (US) LLP

2000 Avenue of the Stars

Suite 400, North Tower

Los Angeles, CA, 90067

Tel: 310-595-3000

Fax: 310-595-3300

COUNSEL FOR DEFENDANT CHUNFENG TAO:

Mark David Hunter, Esq.

HUNTER TAUBMAN WEISS LLP

255 University Drive

Coral Gables, Florida 33134

Tel: 305-629-8816

Fax: 305-629-8877

COUNSEL FOR DEFENDANT AICHUN LI:

Howard M. Privette

PAUL HASTINGS LLP

515 South Flower Street

25th Floor

Los Angeles, CA 90071

Tel: (213) 683-6229

Fax: (213) 996-3229

If you have any questions about the Settlement, you may call or write to Lead Plaintiffs’ Counsel:

Phillip Kim, Esq.

THE ROSEN LAW FIRM, P.A.

275 Madison Avenue, 34th Floor

New York, New York 10016

Tel.: 212-686-1060

Fax: 212-202-3827

PLEASE DO NOT CONTACT THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE.

DATED:
BY ORDER OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK

Exhibit A-3

Keyuan Petrochemicals, Inc., Litigation
c/o Strategic Claims Services
600 N. Jackson St., Ste. 3
Media, PA 19063
Tel.: 866-274-4004
Fax: 610-565-7985
info@strategicclaims.net

PROOF OF CLAIM AND RELEASE

Deadline for Submission: _______________

IF YOU PURCHASED (A) KEYUAN PETROCHEMICALS, INC. (“KEYUAN”) COMMON STOCK DURING THE PERIOD FROM AUGUST 16, 2011 THROUGH OCTOBER 7, 2011, INCLUSIVE, AND/OR (B) KEYUAN SECURITIES PURSUANT TO THE CONFIDENTIAL PRIVATE OFFERING MEMORANDUM DATED MARCH 22, 2010, CONSISTING OF PURCHASERS IN THE FIRST TRANCHE THAT CLOSED ON APRIL 22, 2010 AND THE SECOND TRANCHE THAT CLOSED ON MAY 18, 2010 (THE “CLASS PERIOD”), YOU ARE A “SETTLEMENT CLASS MEMBER” AND YOU MAY BE ENTITLED TO SHARE IN THE SETTLEMENT PROCEEDS.

IF YOU ARE A SETTLEMENT CLASS MEMBER, YOU MUST COMPLETE AND SUBMIT THIS FORM IN ORDER TO BE ELIGIBLE FOR ANY SETTLEMENT BENEFITS.

YOU MUST COMPLETE AND SIGN THIS PROOF OF CLAIM AND RELEASE (“PROOF OF CLAIM”)

AND MAIL IT BY FIRST CLASS MAIL, POSTMARKED NO LATER THAN ___________ TO STRATEGIC CLAIM SERVICES, THE CLAIMS ADMINISTRATOR, AT THE FOLLOWING ADDRESS:

Keyuan Petrochemicals, Inc., Litigation
c/o Strategic Claims Services
600 N. Jackson St., Ste. 3
Media, PA 19063
Tel.: 866-274-4004
Fax: 610-565-7985

YOUR FAILURE TO SUBMIT YOUR CLAIM BY_________ , 2015 WILL SUBJECT YOUR CLAIM TO REJECTION AND PRECLUDE YOU FROM RECEIVING ANY MONEY IN CONNECTION WITH THE SETTLEMENT OF THIS ACTION. DO NOT MAIL OR DELIVER YOUR CLAIM TO THE COURT OR TO ANY OF THE PARTIES OR THEIR COUNSEL AS ANY SUCH CLAIM WILL BE DEEMED NOT TO HAVE BEEN SUBMITTED. SUBMIT YOUR CLAIM ONLY TO THE CLAIMS ADMINISTRATOR.

CLAIMANT’S STATEMENT

1.	I (we) purchased Keyuan common stock and/or securities and was (were) damaged thereby. (Do not submit this Proof of Claim if you did not purchase Keyuan common stock or securities during the designated Class Period).

KEYUAN PETROCHEMICALS, INC.

2.	By submitting this Proof of Claim, I (we) state that I (we) believe in good faith that I am (we are) a Class Member as defined above and in the Notice of Pendency and Settlement of Class Action (the “Notice”), or am (are) acting for such person(s); that I am (we are) not a Defendant in the Litigation or anyone excluded from the Settlement Class; that I (we) have read and understand the Notice; that I (we) believe that I am (we are) entitled to receive a share of the Net Settlement Fund, as defined in the Notice; that I (we) elect to participate in the proposed Settlement described in the Notice; and that I (we) have not filed a request for exclusion. (If you are acting in a representative capacity on behalf of a Class Member [e.g., as an executor, administrator, trustee, or other representative], you must submit evidence of your current authority to act on behalf of that Class Member. Such evidence would include, for example, letters testamentary, letters of administration, or a copy of the trust documents.)

3.	I (we) consent to the jurisdiction of the Court with respect to all questions concerning the validity of this Proof of Claim. I (we) understand and agree that my (our) claim may be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to my (our) status as a Class Member(s) and the validity and amount of my (our) claim. No discovery shall be allowed on the merits of the Litigation or Settlement in connection with processing of the Proof of Claim.

4.	I (we) have set forth where requested below all relevant information with respect to each purchase of Keyuan common stock and/or securities during the Class Period, and each sale, if any, of such securities. I (we) agree to furnish additional information to the Claims Administrator to support this claim if requested to do so.

5.	I (we) have enclosed photocopies of the stockbroker’s confirmation slips, stockbroker’s statements, or other documents evidencing each purchase, sale or retention of Keyuan common stock and/or securities listed below in support of my (our) claim. (IF ANY SUCH DOCUMENTS ARE NOT IN YOUR POSSESSION, PLEASE OBTAIN A COPY OR EQUIVALENT DOCUMENTS FROM YOUR BROKER BECAUSE THESE DOCUMENTS ARE NECESSARY TO PROVE AND PROCESS YOUR CLAIM.)

6.	I (we) understand that the information contained in this Proof of Claim is subject to such verification as the Claims Administrator may request or as the Court may direct, and I (we) agree to cooperate in any such verification. (The information requested herein is designed to provide the minimum amount of information necessary to process most simple claims. The Claims Administrator may request additional information as required to efficiently and reliably calculate your recognized claim. In some cases, the Claims Administrator may condition acceptance of the claim based upon the production of additional information, including, where applicable, information concerning transactions in any derivatives securities such as options.)

KEYUAN PETROCHEMICALS, INC.

7.	Upon the occurrence of the Court’s approval of the Settlement, as detailed in the Notice, I (we) agree and acknowledge that my (our) signature(s) hereto shall effect and constitute a full and complete release, remise and discharge by me (us) and my (our) current, past and future trusts, estates, beneficiaries, heirs, joint tenants, tenants in common, executors, administrators, trustees, predecessors, successors, partners, spouses, parents, subsidiaries, affiliates, attorneys, consultants, experts, brokers, creditors, insurers, agents, representatives, and assigns, and any Person that any of them represents, of all of the Settled Claims and all claims arising out of, relating to, or in connection with the Settlement, the Litigation, and/or the resolution of the Litigation against each of the “Released Parties,” as defined in the Notice and the Stipulation.

8.	NOTICE REGARDING ELECTRONIC FILES: Certain claimants with large numbers of transactions may request, or may be requested, to submit information regarding their transactions in electronic files. All Claimants MUST submit a manually signed paper Proof of Claim form listing all their transactions whether or not they also submit electronic copies. If you wish to file your claim electronically, you must contact the Claims Administrator at 1-866-274-4004 or visit their website at www.strategicclaims.net to obtain the required file layout. No electronic files will be considered to have been properly submitted unless the Claims Administrator issues to the Claimant a written acknowledgment of receipt and acceptance of electronically submitted data.

KEYUAN PETROCHEMICALS, INC.

I. CLAIMANT INFORMATION

Name:

Address:

City	State	ZIP
Foreign Provence	Foreign Country
Day Phone	Evening Phone
Email
Social Security Number (for individuals):	OR	Taxpayer Identification Number (for estates, trusts, corporations, etc.)

II. SCHEDULE OF TRANSACTIONS IN KEYUAN COMMON STOCK AND/OR SECURITIES Purchases:

A.	Separately list each and every open market purchase of Keyuan common stock during the period from August 16, 2011 through and including October 7, 2011, inclusive, and/or Keyuan securities purchased pursuant to the confidential private offering memorandum dated March 22, 2010 consisting of purchasers in the first tranche that closed on April 22, 2010 and the second tranche that closed on May 18, 2010, provide the following information (must be documented):

Trade Date (List Chronologically) (Month/Day/Year)	Number of Shares Purchased	Price per Share	Total Cost (Excluding Commissions, Taxes, and Fees)

Sales:

B.	Separately list each and every sale of Keyuan common stock and/or securities during the period from August 16, 2011 through and including October 7, 2011, inclusive, and provide the following information (must be documented):

Trade Date (List Chronologically) (Month/Day/Year)	Number of Shares Sold	Price per Share	Total Cost (Excluding Commissions, Taxes, and Fees)

KEYUAN PETROCHEMICALS, INC.

Ending Holdings:

C.	State the total number of shares of Keyuan common stock and/or securities owned at the close of trading on October 7, 2011, long or short (must be documented).

If additional space is needed, attach separate, numbered sheets, giving all required information, substantially in the same format, and print your name and Social Security or Taxpayer Identification number at the top of each sheet.

III. SUBSTITUTE FORM W-9

Request for Taxpayer Identification Number:

Enter taxpayer identification number below for the Beneficial Owner(s). For most individuals, this is your Social Security Number. The Internal Revenue Service (“I.R.S.”) requires such taxpayer identification number. If you fail to provide this information, your claim may be rejected.

Social Security Number (for individuals)	or	Taxpayer Identification Number (for estates, trusts, corporations, etc.)

IV. CERTIFICATION

I (We) certify that I am (we are) NOT subject to backup withholding under the provisions of Section 3406 (a)(1)(c) of the Internal Revenue Code because: (a) I am (We are) exempt from backup withholding, or (b) I (We) have not been notified by the I.R.S. that I am (we are) subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the I.R.S. has notified me (us) that I am (we are) no longer subject to backup withholding.

NOTE: If you have been notified by the I.R.S. that you are subject to backup withholding, please strike out the language that you are not subject to backup withholding in the certification above.

UNDER THE PENALTIES OF PERJURY UNDER THE LAWS OF THE UNITED STATES, I (WE) CERTIFY THAT ALL OF THE INFORMATION I (WE) PROVIDED ON THIS PROOF OF CLAIM AND RELEASE FORM IS TRUE, CORRECT AND COMPLETE.

KEYUAN PETROCHEMICALS, INC.

Signature of Claimant (If this claim is being made on behalf of Joint Claimants, then each must sign):

(Signature)

(Signature)

(Capacity of person(s) signing, e.g. beneficial purchaser(s), executor, administrator, trustee, etc.) Check here if proof of authority to file is enclosed. (See Item 2 under Claimant’s Statement)

Date: ___________

THIS PROOF OF CLAIM MUST BE SUBMITTED NO LATER THAN________ , 2015 AND MUST BE MAILED TO:

Keyuan Petrochemicals, Inc., Litigation
c/o Strategic Claims Services
600 N. Jackson St., Ste. 3
Media, PA 19063
Tel.: 866-274-4004
Fax: 610-565-7985

A Proof of Claim received by the Claims Administrator shall be deemed to have been submitted when posted, if mailed by _________ , 2015 and if a postmark is indicated on the envelope and it is mailed first class and addressed in accordance with the above instructions. In all other cases, a Proof of Claim shall be deemed to have been submitted when actually received by the Claims Administrator.

You should be aware that it will take a significant amount of time to process fully all of the Proofs of Claim and to administer the Settlement. This work will be completed as promptly as time permits, given the need to investigate and tabulate each Proof of Claim. Please notify the Claims Administrator of any change of address.

REMINDER CHECKLIST

○	Please be sure to sign this Proof of Claim on page 6. If this Proof of Claim is submitted on behalf of joint claimants, then both claimants must sign.

KEYUAN PETROCHEMICALS, INC.

○	Please remember to attach supporting documents. Do NOT send any stock certificates. Keep copies of everything you submit.

○	Do NOT use highlighter on the Proof of Claim or any supporting documents.

○	If you move after submitting this Proof of Claim, please notify the Claims Administrator of the change in your address.

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

NEIL VANLEEUWEN AND RODNEY OMANOFF, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED,

Plaintiffs,

vs.

KEYUAN PETROCHEMICALS, INC. CHUNFENG TAO, AICHUN LI a/k/a AICHUN ANGELA LI, ANGELA LI and ANGELA AICHUN LI, WEIFENG XUE, and DELIGHT REWARD LIMITED,

Defendants.

CASE No.: 1:13-cv-06057 (PAC) [PROPOSED] ORDER AND FINAL JUDGMENT

On the ____ day of ______________, 2015, a hearing having been held before this Court to determine: (1) whether the terms and conditions of the Stipulation and Agreement of Settlement dated April 27, 2015 (the “Stipulation”) are fair, reasonable and adequate for the settlement of all claims asserted by (i) Plaintiffs against (ii) Keyuan Petrochemicals Inc., (“Keyuan”), Chunfeng Tao, and Aichun Li (collectively “Settling Defendants”) and (2) whether to approve the proposed Plan of Allocation as a fair and reasonable method to allocate the Net Settlement Fund among Settlement Class Members; and

The Court having considered all matters submitted to it at the hearing and otherwise; and

It appearing that the Notice substantially in the form approved by the Court in the Court’s Order Preliminarily Approving Settlement and Providing For Notice (“Preliminary Approval Order”) was mailed to all reasonably identifiable Settlement Class Members and otherwise made available on Strategic Claims Services’ website; and

It appearing that the Summary Notice substantially in the form approved by the Court in the Preliminary Approval Order was published in accordance with that Order and the specifications of the Court;

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NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1. All capitalized terms used herein have the same meanings as set forth and defined in the Stipulation.

2. The Court has jurisdiction over the subject matter of the Litigation, Lead Plaintiffs, all Settlement Class Members and the Settling Defendants.

3. For purposes of this Settlement, this is a class action on behalf of all persons who purchased (a) Keyuan common stock from August 16, 2010 through October 7, 2011, inclusive, and/or (b) Keyuan securities pursuant to the confidential private offering memorandum dated March 22, 2010 consisting of purchasers in the first tranche that closed on April 22, 2010 and the second tranche that closed on May 18, 2010, and who were allegedly damaged thereby (the “Settlement Class”). Excluded from the Settlement Class are Defendants, TriPoint Global Equities, LLC (“TriPoint”), the present and former officers and directors of Keyuan or TriPoint and any subsidiary thereof, members of their immediate families and their legal representatives, heirs, successors or assigns and any entity in which any Defendant or excluded person has or had a controlling interest. Also excluded from the Settlement Class are those persons who filed valid and timely requests for exclusion in accordance with the Preliminary Approval Order.

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4. The Court hereby finds that the forms and methods of notifying the Settlement Class of the Settlement and its terms and conditions met the requirements of due process and Rule 23 of the Federal Rules of Civil Procedure, Section 21D(a)(7) of the Exchange Act, 15 U.S.C. § 78u-4(a)(7), as amended by the Private Securities Litigation Reform Act of 1995; constituted the best notice practicable under the circumstances; and constituted due and sufficient notice to all persons and entities entitled thereto of these proceedings and the matters set forth herein, including the Settlement and Plan of Allocation, to all persons entitled to such notice. No Settlement Class Member is relieved from the terms of the Settlement, including the releases provided for therein, based upon the contention or proof that such Settlement Class Member failed to receive actual or adequate notice. A full opportunity has been offered to the Settlement Class Members to object to the proposed Settlement and to participate in the hearing thereon. The Court further finds that the notice provisions of the Class Action Fairness Act, 28 U.S.C. § 1715, were fully discharged. Thus, it is hereby determined that all members of the Settlement Class are bound by this Order and Final Judgment except those persons listed on Exhibit A to this Order and Final Judgment.

5. The Settlement is approved as fair, reasonable and adequate, and in the best interests of the Plaintiffs. Lead Plaintiffs and Settling Defendants are directed to consummate the Settlement in accordance with the terms and provisions of the Stipulation.

6. The Litigation and the operative Third Amended Complaint are hereby dismissed in their entirety, with prejudice, and without costs.

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7. Upon the Effective Date, and as provided in the Stipulation, Lead Plaintiffs and each of the Settlement Class Members, on behalf of themselves, and each of their current, past and future trusts, estates, beneficiaries, heirs, joint tenants, tenants in common, executors, administrators, trustees, predecessors, successors, partners, spouses, parents, subsidiaries, affiliates, attorneys, consultants, experts, brokers, creditors, insurers, agents, representatives, and assigns, and any Person that any of them represents, shall and by operation of this Order and Final Judgment are hereby deemed to have fully, finally, and forever released, relinquished and discharged, and are forever enjoined from prosecuting, any and all of the Settled Claims and all claims arising out of, relating to, or in connection with the Settlement, the Litigation, and/or the resolution of the Litigation against the Released Parties, whether or not such Settlement Class Member executes and delivers the Proof of Claim and Release form or shares in the Settlement Fund.

8. Upon the Effective Date, Defendants shall release and forever discharge each and every one of the Settled Defendants’ Claims, and by operation of this Order and Final Judgment shall be forever enjoined from prosecuting Defendants’ Claims as against any of the Lead Plaintiffs, Settlement Class Members, or their attorneys, including but not limited to claims for malicious prosecution or sanctions.

9. Any order on any Plan of Allocation submitted by Lead Plaintiffs shall in no way disturb or affect this Judgment and shall be considered separate from this Order and Final Judgment.

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10. In accordance with 15 U.S.C. § 78u-4(f)(7) and all other applicable laws and regulations, any and all claims by any Person against any of the Settling Defendants and/or other Released Persons for contribution or indemnification arising out of or relating in any way to any Settled Claim, or where the alleged damage to the claimant is measured by reference to the claimant’s liability to any of the Lead Plaintiffs and/or Settlement Class Members, are hereby permanently barred and discharged. Further:

(a)	All claims for contribution and indemnification, however denominated, based upon or arising under the federal securities laws, state law, foreign law or common law, in favor of any Person(s), including but not limited to the Auditor Defendants and any other present or future parties in the Auditor Case, against any of the Defendants and/or other Released Parties, with respect to, arising out of, or relating in any way to the claims, allegations, transactions, and/or events that are the subject of the Litigation, and/or based upon liability for, or arising out of or relating in any way to the Settled Claims, are extinguished, discharged, barred, satisfied and/or otherwise unenforceable.

(b)	All Persons, including but not limited to the Auditor Defendants and any other present or future defendants in the Auditor Case, are hereby barred and permanently enjoined, to the fullest extent allowed by law, from asserting, instituting or prosecuting in any capacity, any claim, action or proceeding against any of the Defendants and/or other Released Parties for equitable, partial, comparative, or complete contribution, subrogation or indemnity, however denominated, based upon liability for, and/or arising out of or relating in any way to the Settled Claims, and the Court finds that all such claims are extinguished, discharged, satisfied and made unenforceable.

(c)	In accord with the principles of 15 U.S.C. § 78u-4(f)(7)(B), if there is a final verdict or judgment against any non-settling defendant in the Auditor Case, including but not limited to any of the Auditor Defendants, the verdict or judgment against such Person shall be reduced by the greater of: (a) an amount that corresponds to the percentage of responsibility of the Released Parties; or (b) the Settlement Amount.

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(d)	Notwithstanding the foregoing, nothing in the Stipulation or this Order and Final Judgment shall apply to, bar, release or otherwise affect any claim or right to indemnification by any present or former employee, officer or director of Keyuan, based on contractual indemnity, corporate by-laws, or Nevada law governing indemnification of employees, directors and officers (including a claimed right for advancement of fees and costs), or any claim by any present or former employee, officer or director of Keyuan for indemnity or contribution arising in or from any proceeding other than this Litigation, that the Person asserting such claim would otherwise be entitled to assert in the absence of the Stipulation and Settlement and the Court’s Order and Final Judgment. Nor shall any of the foregoing apply to, bar, release or otherwise affect any rights or claims by any of the Released Parties under any relevant insurance policies, including but not limited to Navigators Insurance Company policy number NY10DOL612772IV and all similar and/or related directors’ and officers’ insurance policies.

11. The Court finds that all parties and their counsel have complied with each requirement of Rule 11 of the Federal Rules of Civil Procedure as to all proceedings herein.

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12. Neither this Order and Final Judgment, the Stipulation, nor any of the negotiations, documents or proceedings connected with them shall be:

(a)	described as, construed as, offered or received against any Defendant or any of the Released Parties as evidence of and/or construed as or deemed to be evidence of any presumption, concession or admission by any of them of the truth of any fact alleged by Plaintiffs in the Litigation, of the validity of any claim that was or could have been asserted in the Litigation, or of the deficiency of any defense that was or could have been asserted in the Litigation or in any other litigation, or of any liability, loss, damage, negligence, fault or wrongdoing whatsoever;

(b)	described as, construed as, offered or received against any Defendant or any of the Released Parties as evidence of and/or construed as or deemed to be evidence of any presumption, concession or admission by any of them that the consideration to be provided hereunder, or the proposed Plan of Allocation, represents the amount that could be or would have been awarded to Lead Plaintiffs or the Settlement Class Members after trial.

13. Exclusive and specific jurisdiction is hereby retained over Settling Defendants, the Lead Plaintiffs, and the Settlement Class Members for all matters relating to the Settlement, including the administration, interpretation, effectuation or enforcement of the Stipulation or Settlement and this Order and Final Judgment, and including any application for fees and expenses incurred in connection with administering and distributing the settlement proceeds to the Settlement Class Members. Notwithstanding the foregoing, by entering into the Stipulation and Settlement, the Settling Parties shall not be deemed to be have submitted generally to the jurisdiction of the Court or to the State of New York or for any purpose other than as set forth in this paragraph.

14. Without further order of the Court, Settling Defendants and Lead Plaintiffs may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

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15. There is no just reason for delay in the entry of this Order and Final Judgment and immediate entry by the Clerk of the Court is directed pursuant to Rule 54(b) of the Federal Rules of Civil Procedure.

16. The finality of this Order and Final Judgment shall not be affected, in any manner, by rulings that the Court may make on Lead Plaintiffs’ Counsel’s application for an award of Attorneys’ Fees and Expenses and/or Award to Lead Plaintiffs.

17. In the event that the Settlement does not become final and effective in accordance with the terms and conditions set forth in the Stipulation, then this Order and Final Judgment shall be rendered null and void and be vacated and the Settlement and all orders entered in connection therewith shall be rendered null and void (except as provided in paragraphs E.1-3., G, L.4-7., M.10-12., and M.14. in the Stipulation), and the parties shall be deemed to have reverted to their respective status prior to the execution of the Stipulation, and they shall proceed in all respects as if the Stipulation had not been executed and the related orders had not been entered, preserving in that event all of their respective claims and defenses in the Litigation, and shall revert to their respective positions in the Litigation.

Dated:__________ , 2015

HON.PAUL A. CROTTY
UNITED STATES DISTRICT JUDGE

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